LOAN AGREEMENT


                             Among


                GE CAPITAL PUBLIC FINANCE, INC.,

                           as Lender,


                              and


            MISSISSIPPI BUSINESS FINANCE CORPORATION,

                           as Issuer,


                              and


               FRIEDE GOLDMAN INTERNATIONAL INC.,

                          as Borrower


                  Dated as of December 1, 1998



                _______________________________

        This instrument constitutes a security agreement
         under the Mississippi Uniform Commercial Code.
               _________________________________

WATKINS & EAGER PLLC
400 EAST CAPITOL, SUITE 300
JACKSON, MS 39201
(601) 948-6470

                        TABLE OF CONTENTS
                                                           Page
                           ARTICLE I
                    DEFINITIONS AND EXHIBITS

Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . .2
Section 1.02.  Exhibits. . . . . . . . . . . . . . . . . . . . . . . .5
Section 1.03.  Rules of Construction . . . . . . . . . . . . . . . . .5

                           ARTICLE II

           FINANCING OF COLLATERAL AND TERMS OF LOAN

Section 2.01.  Acquisition of Collateral . . . . . . . . . . . . . . .6
Section 2.02.  Loan. . . . . . . . . . . . . . . . . . . . . . . . . .6
Section 2.03.  Interest. . . . . . . . . . . . . . . . . . . . . . . .6
Section 2.04.  Payments. . . . . . . . . . . . . . . . . . . . . . . .6
Section 2.05.  Payment on Non-Business Days. . . . . . . . . . . . . .7
Section 2.06.  Loan Payments To Be Unconditional . . . . . . . . . . .7
Section 2.07.  Prepayments . . . . . . . . . . . . . . . . . . . . . .7

                          ARTICLE III

CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . .8

                           ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER. . . . . . . . . 11

                           ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF
   BORROWER AND LENDER . . . . . . . . . . . . . . . . . . . . . . . 13

                           ARTICLE VI

             TITLE TO COLLATERAL; SECURITY INTEREST

Section 6.01.  Title to Collateral . . . . . . . . . . . . . . . . . 17
Section 6.02.  Security Interest in Collateral . . . . . . . . . . . 17
Section 6.03.  Change in Name or Corporate Structure of
                  Borrower; Change in Location of
                  Borrower's Principal Place of Business . . . . . . 18

Section 6.04.  Liens and Encumbrances to Title . . . . . . . . . . . 18
Section 6.05.  Personal Property . . . . . . . . . . . . . . . . . . 18
Section 6.06.  Assignment of Insurance . . . . . . . . . . . . . . . 18
Section 6.07.  Occupancy . . . . . . . . . . . . . . . . . . . . . . 19
Section 6.08.  Agreement as Financing Statement. . . . . . . . . . . 19

                          ARTICLE VII

               AFFIRMATIVE COVENANTS OF BORROWER

Section 7.01.  Reporting Requirements. . . . . . . . . . . . . . . . 19
Section 7.02.  Books and Records; Inspection and
                 Examination . . . . . . . . . . . . . . . . . . . . 21
Section 7.03.  Compliance With Laws; Environmental
                 Indemnity . . . . . . . . . . . . . . . . . . . . . 21
Section 7.04.  Payment of Taxes and Other Claims . . . . . . . . . . 22
Section 7.05.  Maintenance of Collateral . . . . . . . . . . . . . . 22
Section 7.06.  Insurance and Indemnification . . . . . . . . . . . . 23
Section 7.07.  Preservation of Corporate Existence . . . . . . . . . 24
Section 7.08.  Performance by Lender . . . . . . . . . . . . . . . . 24

                          ARTICLE VIII

                 NEGATIVE COVENANTS OF BORROWER

Section 8.01.  Lien. . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 8.02.  Sale of Assets. . . . . . . . . . . . . . . . . . . . 25
Section 8.03.  Consolidation and Merger. . . . . . . . . . . . . . . 25
Section 8.04.  Accounting. . . . . . . . . . . . . . . . . . . . . . 26
Section 8.05.  [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . 26
Section 8.06.  Other Defaults. . . . . . . . . . . . . . . . . . . . 27
Section 8.07.  Place of Business . . . . . . . . . . . . . . . . . . 27
Section 8.08.  Modifications and Substitutions . . . . . . . . . . . 27
Section 8.09.  Use of the Collateral . . . . . . . . . . . . . . . . 27
Section 8.10.  Location of the Collateral. . . . . . . . . . . . . . 27

                           ARTICLE IX

DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS. . . . . . . . . . . . . 28

                           ARTICLE X

               ASSIGNMENT, SUBLEASING AND SELLING

Section 10.01. Assignment by Lender. . . . . . . . . . . . . . . . . 28
Section 10.02. No Sale or Assignment by Borrower . . . . . . . . . . 29

                           ARTICLE XI

                 EVENTS OF DEFAULT AND REMEDIES

Section 11.01. Events of Default . . . . . . . . . . . . . . . . . . 29
Section 11.02. Remedies on Default . . . . . . . . . . . . . . . . . 30
Section 11.03. Return of Collateral. . . . . . . . . . . . . . . . . 32
Section 11.04. No Remedy Exclusive . . . . . . . . . . . . . . . . . 32
Section 11.05. Late Charge . . . . . . . . . . . . . . . . . . . . . 32

                          ARTICLE XII

THE ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

                          ARTICLE XIII

                         MISCELLANEOUS
Section 13.01. Costs and Expenses of Lender. . . . . . . . . . . . . 35
Section 13.02. Disclaimer of Warranties. . . . . . . . . . . . . . . 35
Section 13.03. Notices . . . . . . . . . . . . . . . . . . . . . . . 36
Section 13.04. Further Assurance and Corrective
                 Instruments . . . . . . . . . . . . . . . . . . . . 36
Section 13.05. Binding Effect; Time of the Essence . . . . . . . . . 36
Section 13.06. Severability. . . . . . . . . . . . . . . . . . . . . 36
Section 13.07. Amendments. . . . . . . . . . . . . . . . . . . . . . 36
Section 13.08. Execution in Counterparts . . . . . . . . . . . . . . 37
Section 13.09. Applicable Law. . . . . . . . . . . . . . . . . . . . 37
Section 13.10. Captions. . . . . . . . . . . . . . . . . . . . . . . 37
Section 13.11. Entire Agreement. . . . . . . . . . . . . . . . . . . 37
Section 13.12. Usury . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 13.13. Waiver of Jury Trial. . . . . . . . . . . . . . . . . 37
EXHIBIT A1 - Friede Goldman Offshore, Inc. Schedule of
               Collateral
EXHIBIT A2 - HAM Marine, Inc. Schedule of Collateral
EXHIBIT A3-  Loan Payments
EXHIBIT B - Form of Certificate of Acceptance
EXHIBIT C - Form of Opinion of Counsel to Borrower and Guarantors EXHIBIT D - Form of Opinion of Counsel to Issuer
EXHIBIT E - Form of Opinion of Bond Counsel
EXHIBIT F - Form of Bond

                         LOAN AGREEMENT

Lender:        GE Capital Public Finance, Inc.
               Suite 470
               8400 Normandale Lake Boulevard
               Minneapolis, MN  55437
               Telephone: (800) 346-3164
               Telecopier: (612) 897-5601

Issuer:        Mississippi Business Finance Corporation
               550 High Street
               13th Floor, Sillers Building
               Jackson, MS  39201
               Telephone: (601) 359-3552
               Telecopier: (601) 359-2832

Borrower:      Friede Goldman International Inc.
               Bank of Mississippi Building
               525 East Capitol Street, Suite 402
               Jackson, MS  39201
               Telephone: (601) 352-1107
               Telecopier: (601) 352-0588


     THIS LOAN AGREEMENT dated as of December 1, 1998 (this "Agreement") among GE Capital Public Finance, Inc., a Delaware corporation, as lender (with its successors and assigns, "Lender"), Mississippi Business Finance Corporation, a public body corporate and political subdivision duly organized and validly existing under the laws of the state of Mississippi (the "State"), as issuer ("Issuer"), and Friede Goldman International Inc., a Mississippi corporation, as borrower ("Borrower").

     WHEREAS, Issuer is authorized by law including Title 57, Chapter 10, Articles 7 and 11 of the Mississippi Code of 1972, as amended and supplemented (the "Act"), to among other things, provide and finance economic development projects to eligible companies in the State; and

     WHEREAS, the Issuer has determined that the proposed project by the Borrower is an eligible "economic development project" as defined by the Act and that the Borrower is an "eligible company" as defined by the Act; and

     WHEREAS, the Issuer is authorized pursuant to the Act to issue its revenue bonds to finance the cost of said project; and

     WHEREAS, in furtherance of the purposes of the Act, Issuer proposes to finance or refinance all or a portion of the acquisition and installation of the Collateral (as hereinafter defined) by

Borrower pursuant to this Agreement by issuing its revenue bond and obtaining a loan from Lender and lending the proceeds thereof to Borrower; and

     WHEREAS, the Issuer has, by due corporate action, authorized the issuance, from time to time, of its Taxable Industrial Development Revenue Bonds, Series 1998 (Friede Goldman International Inc. Project) dated the date of delivery (the "Bond") pursuant to the Act in the maximum aggregate principal amount of $18,000,000 in order to loan the proceeds thereof to the Borrower to finance the Project; and

     WHEREAS, Borrower proposes to borrow the proceeds of the loan made by Lender to Issuer upon the terms and conditions set forth herein to finance or refinance the acquisition and installation of the Collateral and contribute as capital the proceeds thereof to each of the Guarantors in consideration of Guarantors' granting of security interests and lien interests in certain of the Collateral to Lender and each providing to Lender a Guaranty; and

     WHEREAS, Guarantors have purchased the Collateral either directly from Vendors or from Borrower for adequate consideration as set forth in Exhibit A hereto.

     WHEREAS, Borrower shall make Loan Payments (as hereinafter defined) directly to Lender as assignee of Issuer and holder of the Bond (as hereinafter defined); and

     WHEREAS, this Agreement and the Bond shall not be deemed to constitute a debt or liability or moral obligation of the State or any political subdivision thereof, or a pledge of the faith and credit or taxing power of the State or any political subdivision thereof, but shall be a special obligation payable solely from the Loan Payments payable hereunder by Borrower to Lender as assignee of Issuer;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender, Issuer and Borrower agree as follows:

                           ARTICLE I

                    DEFINITIONS AND EXHIBITS

     Section 1.01. Definitions. The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:

     "Acquisition Costs" means the contract price paid or to be paid to the Vendors or reimbursed to Borrower or either Guarantor for any portion of the Collateral upon Borrower's or either Guarantor's acceptance thereof, including administrative, engineering, legal, financial and other costs incurred by Lender, Issuer, Borrower, Escrow Agent and Vendors in connection with the acquisition, installation and financing by Lender of such Collateral, which Acquisition Costs are set forth in Exhibit A hereto.

     "Administrative Expenses" means the reasonable and necessary fees, costs or expenses incurred or payable by Borrower to the Issuer pursuant to this Agreement, including (without limitation) a one time fee of $20,000 to Issuer.

     "Assignment of Earnings and Charter" means the Assignment of Earnings and Charter of even date herewith executed on behalf of HAM Marine, Inc. for the benefit of Lender.

     "Assignment of Insurances" means the Assignment of Insurances of even date herewith executed on behalf of HAM
Marine, Inc. for the benefit of Lender.

     "Agreement" means this Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

     "Bond" means Issuer's $18,000,000 Taxable Industrial
Development Revenue Bond, Series 1998 (Friede Goldman
International Inc. Project) in the form attached hereto as Exhibit F.

     "Borrower" means Friede Goldman International Inc., a
Mississippi corporation.

     "Business Day" means a day other than a Saturday or Sunday on which banks are generally open for business in New York, New
York.

     "Certificate of Acceptance" means a Certificate of Acceptance, in substantially the form set forth as Exhibit B hereto, whereby Borrower and each Guarantor acknowledges receipt in good condition of particular items of Collateral identified therein and confirms the date of delivery thereof and certain other matters.

     "Collateral" means the property identified in Exhibit A hereto together with all replacement parts, additions, repairs, accessions and accessories incorporated therein and/or affixed to such property and the proceeds of all of the foregoing.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article XI hereof.

     "Environmental Laws" has the meaning ascribed thereto in paragraph (h) of Article V hereof.

     "Escrow Agent" means National City Bank of Minneapolis, as escrow agent under the Escrow Agreement, and its successors and assigns permitted under the Escrow Agreement.

     "Escrow Agreement" means the Escrow Agreement dated as of December 1, 1998 among Lender, Issuer, Borrower and Escrow Agent.

     "Escrow Fund" means the fund established and held by Escrow
Agent pursuant to the Escrow Agreement.

     "Guarantor" means each of Friede Goldman Offshore, Inc., a
Mississippi corporation and

HAM Marine, Inc., a Mississippi corporation.

     "Guaranty" means each Guaranty Agreement of even date herewith executed by each Guarantor for the benefit of Lender.

     "HAM Security Agreement" means the Security Agreement of even date herewith by and between HAM Marine, Inc and Lender.

     "Interest" means the portion of any payment from Issuer to Lender designated as and comprising interest as shown in Exhibit
A hereto.

     "Issuer" means Mississippi Business Finance Corporation, acting as issuer under this Agreement.

     "Lender" means (i) GE Capital Public Finance, Inc., acting as lender under this Agreement, (ii) any surviving, resulting or transferee corporation of GE Capital Public Finance, Inc. and
(iii) except where the context requires otherwise, any assignee(s) of Lender.

     "Loan" means the loan from Issuer to Borrower pursuant to this Agreement.

     "Loan Payments" means the loan payments payable by Borrower pursuant to the provisions of this Agreement and the Bond as specifically set forth in Exhibit A hereto. As provided in
Article II hereof, Loan Payments shall be payable by Borrower directly to Lender, as assignee of Issuer and holder of the Bond, in the amounts and at the times as set forth in Exhibit A hereto.

     "Loan Proceeds" means the total amount of money to be paid pursuant to Section 2.02 hereof by Lender to Borrower, Guarantors or Vendor(s) on behalf of Issuer or, upon agreement among Lender, Issuer and Borrower, to be paid to Escrow Agent for deposit and application in accordance with the Escrow Agreement.

     "Offshore Security Agreement" means the Security Agreement of even date herewith by and between Friede Goldman Offshore, Inc. and Lender.

     "Paying Agent Agreement" means the Paying Agent Agreement dated as of December 1, 1998 by and among Lender, Issuer, Borrower and Paying Agent.

     "Prepayment Amount" means the amount which Borrower may or must from time to time pay or cause to be paid to Lender as assignee of Issuer and holder of the Bond in order to prepay the Loan and the Bond, as provided in Article XII hereof, such amounts being set forth in Exhibit A hereto, together with accrued interest and all other amounts due hereunder.

     "Principal" means the portion of any Loan Payment designated as principal in Exhibit A hereto.

     "Purchase Agreements" means Borrower's or either Guarantor's purchase agreements with

Vendors of the Collateral.

     "Security Agreement" means each of the HAM Security
Agreement and the Offshore Security Agreement.

     "Ship Mortgage(s)" means, collectively or individually as the case may be, the First Preferred Mortgage dated of even date herewith executed on behalf of HAM Marine, Inc. for the benefit of Lender regarding the "Dual Carrier"and the First Preferred Mortgage dated of even date herewith executed on behalf of Friede Goldman Offshore, Inc. regarding the "Jack King" and the "Maggie D."

     "State" means the State of Mississippi.

     "UCC" means the Uniform Commercial Code as adopted and in effect in the State.

     "Vendor" means the manufacturer or vendor of an item of Collateral, as well as the agents or dealers of the manufacturer, from whom Borrower or a Guarantor has purchased or is purchasing items of Collateral.

     Section 1.02.  Exhibits.  The following exhibits are
attached hereto and made a part hereof:

     Exhibit A: Form of Schedule of Collateral and Loan Payments describing the Collateral and setting forth the Loan Payments and Prepayment Amounts. Issuer hereby authorizes Lender to insert in Exhibit A the serial or other identifying numbers relating to the Collateral when available.

     Exhibit B:  Form of Certificate of Acceptance.

     Exhibit C:  Form of opinion of counsel to Borrower.

     Exhibit D:  Form of opinion of counsel to Issuer.

     Exhibit E:   Form of opinion of Bond Counsel

     Exhibit F:  Form of Bond.

     Section 1.03. Rules of Construction. (a) The singular form of any word used herein, including the terms defined in Section
1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

     (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.

     (c) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

                           ARTICLE II

           FINANCING OF COLLATERAL AND TERMS OF LOAN

     Section 2.01. Acquisition of Collateral. Borrower or Guarantors either have ordered or shall order the Collateral pursuant to one or more Purchase Agreements from one or more Vendors. Borrower and Guarantors shall remain liable to the Vendor or Vendors in respect of their duties and obligations in accordance with each Purchase Agreement and shall bear the risk of loss with respect to any loss or claim relating to any item of Collateral covered by any Purchase Agreement, and neither Lender nor Issuer shall assume any such liability or risk of loss. Borrower either has transferred or shall transfer title to the Collateral to HAM Marine, Inc. or Friede Goldman Offshore,
Inc.

     Section 2.02. Loan. Lender hereby agrees, subject to the terms and conditions of this Agreement, to purchase the Bond in the amount of $18,000,000; Issuer hereby agrees, subject to the terms and conditions of this Agreement, to sell the bond to Lender and to lend such amount to Borrower; and Borrower hereby agrees to borrow such amount from Issuer. Upon fulfillment of the conditions set forth in Article III hereof, Lender shall disburse the Loan Proceeds to the Escrow Agent for distribution as follows: (x) $________________ to Borrower of which (a) $__________________ shall be distributed to HAM Marine, Inc. and
(b) $______________ shall be distributed to Friede Goldman Offshore, Inc. and (y) $________________ deposited in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement. Issuer's obligation to repay the loan from Lender and to make payments on the Bond, and Borrower's obligation to repay the Loan, shall commence, and interest shall begin to accrue, on the date that Loan Proceeds are disbursed to Borrower or Guarantors on behalf of Issuer or deposited in the Escrow Fund.

     Section 2.03. Interest. The principal amount of the Bond and the Loan hereunder outstanding from time to time shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the rate of seven and ninety-nine hundredths percent (7.99%). Interest accruing on the principal balance of such loans outstanding from time to time shall be payable as provided in Exhibit A and in the Bond and upon earlier demand in accordance with the terms hereof or prepayment in accordance with the terms of the Bond and Section 2.07 hereof.

     Section 2.04. Payments. Issuer shall pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the Bond, but only out of the amounts paid by Borrower pursuant to this Agreement. Borrower shall pay to Lender, as assignee of Issuer, Loan Payments, in the amounts and on the dates set forth in Exhibit A hereto. Additionally, Borrower shall pay to Lender, as assignee of Issuer and holder of the Bond, an amount equal to the product of (i) 13% per annum and (ii) the delinquent amount of any Loan Payment not paid when due. As security for its obligation to pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the loan from Lender, Issuer assigns to Lender all of Issuer's right to receive Loan

Payments from Borrower hereunder, all of Issuer's rights hereunder and all of Issuer's right, title and interest in and to the Collateral, and Issuer irrevocably constitutes and appoints Lender and any present or future officer or agent of Lender as its lawful attorney, with full power of substitution and resubstitution, and in the name of Issuer or otherwise, to collect the Loan Payments and any other payments due hereunder and under the Bond and to sue in any court for such Loan Payments or other payments, to exercise all rights hereunder with respect to the Collateral, and to withdraw or settle any claims, suits or proceedings pertaining to or arising out of this Agreement upon any terms. Such Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer's assignee and holder of the Bond, and shall be credited against Issuer's payment obligations hereunder and under the Bond. No provision, covenant or agreement contained in this Agreement or any obligation imposed on Issuer herein or under the Bond, or the breach thereof, shall constitute or give rise to or impose upon Issuer a pecuniary liability, a charge upon its general credit or taxing powers or a pledge of its general revenues. In making the agreements, provisions and covenants set forth in this Agreement, Issuer has not obligated itself except with respect to the Collateral and the application of the Loan Payments to be paid by Borrower hereunder. All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds. No recourse shall be had by Lender or Borrower for any claim based on this Agreement or the Bond against any director, officer, employee or agent of Issuer alleging personal liability on the part of such person, unless such claim is based on the willful dishonesty of or intentional violation of law by such person.

     Section 2.05. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Bond shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be.

     Section 2.06. Loan Payments To Be Unconditional. The obligations of Borrower to make payment of the Loan Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Collateral to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Collateral or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and any of Issuer, Lender, any Vendor or any other person, Borrower shall make all Loan Payments when due and shall not withhold any Loan Payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under this Agreement.

     Section 2.07.  Prepayments.  (a) Borrower may, in its
discretion, prepay the Loan in whole at any time after the third anniversary of the date hereof by paying the applicable
Prepayment Amount.

     (b) Borrower shall prepay the Loan and the Bond in whole or in part at any time pursuant to Article IX hereof by paying the applicable Prepayment Amount.

     (c) Borrower shall prepay the Loan and the Bond in full immediately upon demand of Lender after the occurrence of an Event of Default by paying the applicable Prepayment Amount.

     (d) The amounts due hereunder shall be repaid, and the amounts due under the Bond shall be paid, in part with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Sections 2.03 or 2.04 of the Escrow Agreement.

     Upon any prepayment in part of the Loan and the Bond, the prepayment shall be applied first to interest accrued thereon and next to the Principal portion of the Loan Payments in the inverse order of maturity.

     Section 2.08. Security. The obligations of Borrower to make Loan Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be secured, among other things, by a security interest in the Collateral pursuant to the HAM Security Agreement, the Offshore Security Agreement and the Ship Mortgages.


                          ARTICLE III

                      CONDITIONS PRECEDENT

     Lender's agreement to make the loan to Issuer hereunder and to disburse the Loan Proceeds shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender:

          (a) This Agreement, properly executed on behalf of Issuer and Borrower, and each of the Exhibits hereto properly completed.

          (b)  The Bond, properly executed on behalf of Issuer.

          (c)  The HAM Security Agreement, properly executed by
     HAM Marine, Inc. for the benefit of Lender.

          (d)  The Guaranty Agreement, properly executed by HAM
     Marine, Inc. for the benefit of Lender.

          (e) The Offshore Security Agreement, properly executed by Friede Goldman Offshore, Inc. for the benefit of Lender.

          (f)  The Guaranty Agreement, properly executed by
     Friede Goldman Offshore, Inc. for the benefit of Lender.

          (g) The Paying Agent Agreement, properly executed on behalf of Issuer, Lender, Escrow Agent and Paying Agent.

          (h)  The Ship Mortgages, properly executed by HAM
     Marine, Inc. and Friede Goldman Offshore, Inc. for the benefit of Lender.

          (i) An Assignment of Earnings and Charter, properly executed by HAM Marine, Inc. for the benefit of Lender.

          (j) An Assignment of Insurances, properly executed by HAM Marine, Inc. for the benefit of Lender.

          (k) The Escrow Agreement, properly executed on behalf of Issuer, Borrower, Lender and Escrow Agent.

          (l) A certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Borrower, authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement and the Paying Agent Agreement and any related documents, (ii) the bylaws of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the Escrow Agreement and the Paying Agent Agreement and other instruments, agreements and certificates on behalf of Borrower.

          (m) Currently certified copies of the Articles of Incorporation of Borrower.

          (n)  A Certificate of Good Standing issued as to
     Borrower by the Secretary of the State of the state of Borrower's incorporation not more than 10 days prior to the date hereof.

          (o) A certificate of the Secretary or an Assistant Secretary of each Guarantor, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of each Guarantor, authorizing the execution, delivery and performance of each Guaranty and each Security Agreement and any related documents, (ii) the bylaws of each Guarantor, and (iii) the signatures of the officers or agents of each Guarantor authorized to execute and deliver each Guaranty and each Security Agreement and other instruments, agreements and certificates on behalf of each Guarantor.

          (p) Currently certified copies of the Articles of Incorporation of each Guarantor.

          (q) A Certificate of Good Standing issued as to each Guarantor by the Secretary of the State of the state of each Guarantor's incorporation not more than 10 days prior to the date hereof.

          (r) Certificates of the insurance required hereunder or under the Security Agreements, containing a lender's loss payable clause or endorsement in favor of Lender.

          (s) A resolution or evidence of other official action taken by or on behalf of Issuer to authorize the transactions contemplated hereby.

          (t) A true and correct copy of any and all leases pursuant to which Borrower or either Guarantor is leasing the property where the Collateral will be located, together with a landlord's disclaimer and consent with respect to each such lease.

          (u) A true and correct copy of any and all mortgages, deeds of trust or similar agreements (whether or not Borrower or any Guarantor is a party to any such agreement) relating to the property where the Collateral will be located, together with a mortgagee's waiver with respect to each such mortgage, deed of trust or similar agreement.

          (v) As applicable, financing statements executed by Borrower or either Guarantor (as the case may be), as debtor, and naming Issuer, as secured party, and Lender, as assignee, and/or the original certificate of title or manufacturer's certificate of origin and title application if any of the Collateral is subject to certificate of title laws.

          (w) Financing statements executed by Issuer, as debtor, and naming Lender, as secured party.

          (x) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Borrower or either Guarantor, (ii) no financing statements have been filed and remain in effect against Borrower or either Guarantor relating to the Collateral except those financing statements filed by Lender, (iii) Lender has duly filed all financing statements necessary to perfect the security interest created pursuant to this Agreement and (iv) Lender has duly filed all financing statements necessary to perfect the transfer of Issuer's interest in this Agreement and the Loan Payments.

          (y) A current abstract of title for the "Dual Carrier", the "Jack King" and the "Maggie D" from the United States Coast Guard, National Vessel Documentation Center showing the fee title of the "Dual Carrier" vested in HAM Marine, Inc. and fee title of the "Jack King" and the "Maggie D" vested in Friede Goldman Offshore, Inc. containing no liens which are unacceptable to Lender and showing the Ship Mortgages as first-priority liens on the vessels and related collateral.

          (z) An opinion of counsel to Borrower and Guarantors, addressed to Lender and Issuer, in the form attached hereto as Exhibit C.

          (aa) An opinion of counsel to Issuer, addressed to Lender and Borrower, in the form attached hereto as Exhibit
     D.

          (bb) An opinion of bond counsel, addressed to Lender, in the form attached hereto as Exhibit E.

          (cc) Payment of Lender's fees, commissions and expenses required by Section 12.01 hereof.

          (dd) Payment of Issuer's fees, commissions and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          (ee) Any other documents or items required by Lender.

     Lender's agreement to make the loan to Issuer hereunder, to disburse the Loan Proceeds and to consider approval of any disbursement from the Escrow Fund shall be subject to the further conditions precedent that on the date thereof:

          (ff) Lender shall have received each of the items required for a disbursement pursuant to the Escrow
     Agreement;

          (gg) Lender shall have received in form and substance satisfactory to Lender Vendor invoice(s) and/or bill(s) of sale relating to the Collateral and, if such invoices have been paid by Issuer, Borrower or either Guarantor (as the case may be), evidence of payment thereof;

          (hh) the representations and warranties contained in Articles IV and V hereof are correct on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (ii) no event has occurred and is continuing, or would result from such loan to Issuer or the Loan which constitutes a Default or an Event of Default.

                           ARTICLE IV

      REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

     Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:

          (a) Issuer is a body corporate and a political subdivision duly created and validly existing under the laws of the State.

          (b) Issuer will exercise its best efforts to preserve and keep in full force and effect its existence as a public body corporate and political subdivision.

          (c) Issuer is authorized under the Constitution and laws of the State to issue the Bond and to enter into this Agreement, the Escrow Agreement, the Paying Agent Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.

          (d) Issuer has duly authorized the issuance of the Bond and the execution and delivery of this Agreement, the Escrow Agreement and the Paying Agent Agreement under the terms and provisions of the resolution of its governing body or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of the Bond, this Agreement, the Escrow Agreement and the Paying Agent Agreement against Issuer, and Issuer has complied with such public bidding requirements as may be applicable to the Bond, this Agreement, the Escrow Agreement, the Paying Agent Agreement and the Collateral. Issuer has taken all necessary action and has complied with all provisions of the Act, including but not limited to the making of the findings required by the Act, required to make the Bond, this Agreement, the Escrow Agreement and the Paying Agent Agreement the valid and binding obligation of Issuer.

          (e) The officer of Issuer executing the Bond, this Agreement and any related documents has been duly authorized to issue the Bond and to execute and deliver this Agreement, the Escrow Agreement and the Paying Agent Agreement and such related documents under the terms and provisions of a resolution of Issuer's governing body, or by other appropriate official action.

          (f) The Bond, this Agreement, the Escrow Agreement and the Paying Agent Agreement are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

          (g) Issuer has assigned to Lender all of Issuer's rights in the Collateral and this Agreement (except any indemnification payable to Issuer pursuant to Section 7.06 hereof and notice to Issuer pursuant to Section 12.03 hereof) including the assignment of all rights in the security interest granted to Issuer by Borrower.

          (h) Issuer will not pledge, mortgage or assign this Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.

          (i) None of the issuance of the Bond or the execution and delivery of this Agreement, the Escrow Agreement or the Paying Agent Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of the Bond, this Agreement, the Escrow Agreement or the Paying Agent Agreement violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Issuer under the terms of any instrument or agreement.

          (j) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Issuer's knowledge, threatened against or affecting Issuer, challenging Issuer's authority to issue the Bond or to enter into this Agreement, the Escrow Agreement or the Paying Agent Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of the Bond, this Agreement, the Escrow Agreement or the Paying Agent Agreement or any other transaction of Issuer which is similar hereto, or would materially and adversely affect any of the transactions contemplated by this Agreement.

          (k) Issuer covenants that it will promptly pay or cause to be paid the principal and premium, if any, and interest at the place, on the dates and in the manner set forth herein and in the Paying Agent Agreement; PROVIDED, HOWEVER, THAT THE BOND DOES NOT NOW AND SHALL NEVER CONSTITUTE A GENERAL OBLIGATION OF ISSUER OR A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE STATE OR ANY OTHER POLITICAL SUBDIVISION THEREOF, AND ALL COVENANTS AND UNDERTAKINGS BY ISSUER HEREUNDER TO MAKE PAYMENTS ARE SPECIAL OBLIGATIONS OF ISSUER PAYABLE SOLELY FROM THE LOAN PAYMENTS PLEDGED HEREUNDER.


                           ARTICLE V

           REPRESENTATIONS, WARRANTIES AND COVENANTS
                     OF BORROWER AND LENDER

     Section 5.01. Borrower. Borrower represents, warrants and covenants for the benefit of Lender and Issuer, as follows:

          (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Mississippi, has power to enter into this Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Paying Agent Agreement. Borrower is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (b) Borrower has been fully authorized to execute and deliver this Agreement, the Escrow Agreement and the Paying Agent Agreement under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement, the Escrow Agreement and the Paying Agent Agreement and this Agreement, the Escrow Agreement and the Paying Agent Agreement have been duly authorized, executed and delivered.

          (c) The officer of Borrower executing this Agreement, the Escrow Agreement and the Paying Agent Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Escrow Agreement and the Paying Agent Agreement and such related documents under the terms and provisions of a resolution of Borrower's board of directors.

          (d) This Agreement, the Escrow Agreement and the Paying Agent Agreement constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors' rights.

          (e) The execution and delivery of this Agreement, the Escrow Agreement and the Paying Agent Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Borrower or of any corporate restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower contrary to the terms of any instrument or agreement.

          (f) The authorization, execution, delivery and performance of this Agreement by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Agreement has not been taken and which is final and nonappealable.

          (g) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, challenging Borrower's authority to enter into this Agreement, the Escrow Agreement or the Paying Agent Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Paying Agent Agreement or any other transaction of Borrower which is similar hereto, or would materially and adversely affect any of the transactions contemplated by this Agreement.

          (h) The property at which the Collateral is located is properly zoned for its current and anticipated use and the use of the Collateral will not violate any applicable zoning, land use, environmental or similar law or restriction. Borrower and Guarantors have all licenses and permits to use the Collateral. Borrower and Guarantors have obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at Borrower's or Guarantors' facilities or in connection with the operation of their facilities. Except as previously disclosed to Lender in writing, Borrower and Guarantors and all activities of Borrower and Guarantors at their facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower and Guarantors with respect thereto. Except as previously disclosed to Lender in writing, Borrower and Guarantors are also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower or Guarantors are aware. Except as previously disclosed to Lender in writing, Borrower or Guarantors are not aware of, nor has Borrower or either Guarantor received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

          (i) The Collateral is of the type authorized and permitted to be financed with the proceeds of the Bond pursuant to the Act.

          (j) Borrower or Guarantors own or will own the Collateral and each intends to operate the Collateral, or cause the Collateral to be operated, as a "project," within the meaning of the Act, until the date on which all of the Loan Payments have been fully paid or the applicable
     Prepayment Amount has been fully paid.

          (k) Borrower has heretofore furnished to Lender the consolidated audited financial statement of Borrower for its fiscal years ended December 31, 1997, December 31, 1996, December 31, 1995 and December 31, 1994 and the consolidated unaudited financial statement of Borrower for the months ended June 30, 1998, and those statements fairly present the financial condition of Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower.

          (l) Borrower and Guarantors have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by them. Borrower and Guarantors have filed all federal, state and local tax returns which are required to be filed, and Borrower and Guarantors have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by them to the extent such taxes have become due.

          (m) Borrower or Guarantors have or will have good and absolute title to all Collateral and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances except for the security interest created pursuant to this Agreement, each Security Agreement and the Ship Mortgage.

          (n) All financial and other information provided to Lender by or on behalf of Borrower and Guarantors in connection with Borrower's request for the Loan contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

          (o) Borrower and Guarantors have provided to Lender signed financing statements and other documents sufficient when filed to perfect the security interest created pursuant to this Agreement, the Security Agreements and the Ship Mortgage. When such financing statements and other documents are filed in the offices noted therein, Lender, as assignee of Issuer and holder of the Bond, will have a valid and perfected security interest in the Collateral, subject to no other security interest, assignment, lien or encumbrance. None of the Collateral is or will become a fixture on real estate. None of the Collateral constitutes a replacement of, substitution for or accessory to any property of Borrower subject to a lien of any kind. Borrower leases the real property where the Collateral will be located subject to no liens or encumbrances of any kind.

          (p) Borrower will comply fully at all times with the Paying Agent Agreement, and Borrower will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Paying Agent Agreement.

          (q) No person other than Borrower or either Guarantor is in occupancy or possession of any portion of the real property where the Collateral is located.

     Section 5.02. Lender. Lender represents, warrants and covenants for the benefit of Borrower and Issuer, as follows:

          (a) Lender is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware, has power to enter into this Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement and the documents contemplated to be entered into by the Lender by said Agreement. Lender is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (b) Lender has been fully authorized to execute and deliver this Agreement and related documents, under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement, and this Agreement has been duly authorized, executed and delivered.

          (c) The officer of Lender executing this Agreement and any related documents has been duly authorized to execute and deliver this Agreement and such related documents under the terms and provisions of a resolution of Lender's board of directors.

          (d) This Agreement constitutes the valid and legally binding obligation of Lender, enforceable against Lender in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors' rights.

          (e) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Lender or of any corporate restriction or of any agreement or instrument to which Lender is now a party.

          (f) The authorization, execution, delivery and performance of this Agreement by Lender do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Agreement has not been taken and which is final and nonappealable.

          (g)  Lender is not subject to the Small Loan Regulatory
     Law and Small Loan Privilege Tax Law of the State of
     Mississippi.

          (h)  Lender is not subject to the Mississippi Finance
     Company Privilege Tax (Miss. Code Ann. Pargraph 27-21-1 et.
     seq.) with respect to the Loan.

                           ARTICLE VI

             TITLE TO COLLATERAL; SECURITY INTEREST

     Section 6.01. Title to Collateral. Legal title to the Collateral and any and all repairs, replacements, substitutions and modifications to such Collateral shall be in Borrower or either Guarantor. Borrower will, and will cause each Guarantor to, at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower and Guarantos, and keep all Collateral free and clear of all such claims, liens and processes.

     Section 6.02. Security Interest in Collateral. This Agreement is intended to constitute a security agreement within the meaning of the UCC. As security for Borrower's payment to Lender, as assignee of Issuer, of Loan Payments and all other amounts payable to Lender hereunder, or any other obligation (whether direct or indirect and whether now existing or hereafter arising) to Lender or any of its affiliates, Borrower hereby grants and agrees to cause each Guarantor to grant to Lender, a security interest constituting a first lien on the Collateral, all repairs, replacements, substitutions and modifications thereto or thereof and all proceeds of the foregoing. Issuer agrees and Borrower agrees and hereby agrees to cause each Guarantor to execute such additional documents, including financing statements, assignments, affidavits, mortgages, notices and similar instruments, in form satisfactory to Lender, and take such other actions that Lender deems necessary or appropriate to establish and maintain the security interest created by this Section, and Issuer and Borrower hereby designate and appoint Lender as their agent, and grant to Lender a power of attorney (which is coupled with an interest), to execute on behalf of Issuer and Borrower, as the case may be, such additional documents and to take such other actions. If requested by Lender, Borrower shall obtain a landlord and/or mortgagee's consent and waiver with respect to the property where the Collateral is located. If requested by Lender, Borrower shall, and shall cause each Guarantor to, conspicuously mark the Collateral with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Lender's security interest in the Collateral.

     Section 6.03. Change in Name or Corporate Structure of Borrower; Change in Location of Borrower's Principal Place of Business. Borrower's chief executive office is located at the address set forth above, and all of Borrower's records relating to its business and the Collateral are kept at such location or the locations of Guarantors identified below. Guarantors chief executive offices are located at the following addresses and all of Guarantors' records relating to their business are kept at such location:

     HAM Marine, Inc.              Friede Goldman Offshore, Inc.
     3400 Litton Road              600 Louise Street
     Pascagoula, MS 39567          Pascagoula, MS 39581

Borrower hereby agrees to provide written notice to Lender and Issuer of any change or proposed change in its or either Guarantor's name, corporate structure, place of business or chief executive office or change or proposed change in the location of the Collateral. Such notice shall be provided thirty (30) days in advance of the date that such change or proposed change is planned to take effect except as otherwise provided herein. Lender and Issuer hereby acknowledge the planned merger of Friede Goldman Offshore, Inc. into HAM Marine, Inc. with HAM Marine, Inc. being the surviving corporation which shall immediately thereafter change its name to Friede Goldman Offshore, Inc., and no further notice to Lender or Issuer of such planned change in corporate name and structure shall be required. Borrower and Guarantors do business, and have done business, only under their own name and the trade names, if any, set forth on the execution page hereof.

     Section 6.04. Liens and Encumbrances to Title. Borrower shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance, maritime lien or claim on or with respect to the Collateral (together, "Liens") other than the respective rights of Lender and Issuer as herein provided. Borrower shall and shall cause each Guarantor to promptly, at its own expense, take such action as may be necessary duly to discharge or remove any such Lien. Borrower shall reimburse Lender for any expenses incurred by Lender to discharge or remove any Lien.

     Section 6.05. Personal Property. The parties hereby agree that the Collateral is, and during the period this Agreement is in force will remain, personal property and, when subjected to use by Borrower hereunder, will not be or become fixtures; provided, however, that if contrary to the parties' intent the Collateral is or may be deemed to be a fixture, Borrower and Guarantors shall cause filings to be made with the applicable government officials or filing offices to create and preserve for Lender as assignee of Issuer a perfected first priority security interest in the Collateral.

     Section 6.06. Assignment of Insurance. As additional security for the payment and performance of Borrower's obligations hereunder, Borrower hereby assigns and shall cause each Guarantor to assign to Lender, as assignee of Issuer, any and all moneys (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower and Guarantors with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such moneys directly to Lender. Borrower hereby assigns and shall cause each Guarantor to assing to Lender, as assignee of Issuer, any and all moneys due or to become due with respect to any condemnation proceeding affecting the Collateral. At any time, whether before or after the occurrence of any Event of Default, Lender may (but need not), in Lender's name or in Borrower's name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy or party in any condemnation proceeding.

     Section 6.07. Occupancy. (a) Borrower hereby irrevocably grants and shall cause each Guarantor to grant, to Lender the right to occupy the property where the Collateral is located (the "Premises") at any time after the occurrence and during the continuance of an Event of Default.

     (b) Lender may occupy the Premises only to hold, sell, store, liquidate, realize upon or otherwise dispose of the Collateral and for other purposes that Lender may in good faith deem to be related or incidental purposes.

     (c) The right of Lender to occupy the Premises shall cease and terminate upon the earlier of (1) payment in full and discharge of all obligations of Borrower and Issuer hereunder, and (2) final sale or disposition of all of the Collateral and delivery of all such Collateral to purchasers.

     (d) Lender shall not be obligated to pay or account for any rent or other compensation for the occupancy of the Premises. Borrower will pay, or reimburse Lender for, and shall cause each Guarantor to pay or reimburse Lender for, all taxes, fees, duties, levies, charges and expenses at any time incurred by or imposed upon Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Section.

     Section 6.08. Agreement as Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or of any financing statements signed by signed by Borrower is sufficient as a financing statement in any state to perfect the security interests granted in this Agreement.

                          ARTICLE VII

               AFFIRMATIVE COVENANTS OF BORROWER

     So long as the Loan shall remain unpaid, Borrower will comply with the following requirements:

     Section 7.01.  Reporting Requirements.  Borrower will
deliver, or cause to be delivered, to Lender each of the following, which shall be in form and detail acceptable to
Lender:

          (a) as soon as available, and in any event within 120 days after the end of each fiscal year of Borrower and each Guarantor, consolidated audited financial statements of Borrower and each Guarantor with the unqualified opinion of independent certified public accountants selected by Borrower or either Guarantor and acceptable to Lender, which annual financial statements shall include the balance sheet of Borrower and each Guarantor as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of Borrower and each Guarantor for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in Article V hereof, together with
     (i) a report stating that in connection with their audit, nothing came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Articles V, VI, VII, and VIII inclusive, of the Loan Agreement dated December 1, 1998, among Lender, Issuer, and Borrower insofar as they relate to accounting matters except as specifically stated; and (ii) a certificate of the chief financial officer of Borrower and each Guarantor stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Article V hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within 90 days after the end of each fiscal quarter of Borrower and each Guarantor, a consolidated unaudited/internal balance sheet and statements of income and retained earnings of Borrower and each Guarantoras at the end of and for such month and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Article V hereof and certified by the chief financial officer of Borrower and each Guarantor, subject to year-end audit adjustments; and accompanied by a certificate of that officer stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Article V hereof, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

          (c) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower or any Guarantor of the type described in Article V hereof or which seek a monetary recovery against Borrower or any Guarantor in excess of $500,000;

          (d) as promptly as practicable (but in any event not later than ten Business Days) after an officer of Borrower obtains knowledge of the occurrence of any event that constitutes a Default or an Event of Default hereunder or under the Security Agreements, notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such Default or Event of Default;

          (e) promptly upon knowledge thereof, notice of any loss or destruction of or damage to any portion of the Collateral or of any material adverse change in any portion of the Collateral in an amount greater than $100,000 on a single occurrence or amounting to an aggregate of more than $500,000;

          (f) promptly upon their distribution, copies of all financial statements, reports and proxy statements that Borrower shall have sent to its stockholders;

          (g) promptly after the amending thereof, copies of any and all amendments to its certificate of incorporation, articles of incorporation or bylaws;

          (h) promptly upon knowledge thereof, notice of the violation by Borrower or any Guarantor of any law, rule or regulation;

          (i) promptly upon knowledge thereof, notice of any material adverse change in the financial or operating condition of Borrower or any Guarantor.

     Section 7.02. Books and Records; Inspection and Examination. Borrower will keep and will cause each Guarantor to keep, accurate books of record and account for itself pertaining to the Collateral and pertaining to Borrower's and such Guarantor's business and financial condition and such other matters as Lender may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of Lender (on two (2) days notice if no event of default has occurred), will permit any officer, employee, attorney or accountant for Lender to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Borrower and Guarantors at all times during ordinary business hours, and to discuss the affairs of Borrower and Guarantors with any of their directors, officers, employees or agents. Borrower will permit and will cause each Guarantor to permit Lender, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records and to examine and inspect the Collateral at any time during Borrower's or such Guarantor's business hours. Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by Borrower or any of its subsidiaries in connection with this Agreement and agrees and undertakes that neither it nor any of its affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Lender may disclose such information (i) at the request of any regulatory authority or in connection with an examination of Lender by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable law; and (iv) to Lender's independent auditors and other professional auditors.

     Section 7.03. Compliance With Laws; Environmental Indemnity. Borrower will (a) comply and will cause each Guarantor to comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect their business or its financial condition, (b) comply and will cause each Guarantor to comply with all applicable Environmental Laws and regulations and obtain any permits, licenses or similar approvals required by any such laws or regulations and (c) use and keep and cause each Guarantor to use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. Borrower shall secure and shall cause each Guarantor to secure all permits and licenses, if any, necessary for the installation and operation of the Collateral. Borrower shall comply and shall cause each Guarantor to comply in all respects (including, without limitation, with respect to the use, maintenance and operation of each item of the Collateral) with all laws of the jurisdictions in which its operations involving any component of Collateral may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the items of the Collateral or its interest or rights under this Agreement. Borrower will indemnify, defend and hold Lender harmless from and against any claims, loss or damage to which Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by Borrower or on property owned, leased or controlled by Borrower. This indemnification shall survive the termination of this Agreement and payment of the indebtedness hereunder and under the Bond.

     Section 7.04. Payment of Taxes and Other Claims. Borrower will pay or discharge and will cause each Guarantor to pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of Borrower; provided, that Borrower and Guarantors shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. Borrower will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Collateral, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Collateral.

     Section 7.05. Maintenance of Collateral. (a) Borrower shall and shall cause each Guarantor to, at their own expense, maintain, preserve and keep the Collateral in good repair, working order and condition, and each shall from time to time make all repairs and replacements necessary to keep the Collateral in such condition, and in compliance with state and federal laws, ordinary wear and tear excepted. Borrower shall and shall cause each Guarantor to maintain the Collateral in a condition suitable for certification by the manufacturer thereof (if certification is available) and in conformance with all manufacturer's recommended maintenance requirements. In the event that any parts or accessories forming part of any item or items of Collateral become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Borrower or either Guarantor, at their own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories free and clear of all liens and encumbrances and with a value and utility at least equal to that of the parts or accessories being replaced (assuming that such replaced parts and accessories were otherwise in good working order and repair). All such replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Collateral and, as such, shall be subject to the terms of this Agreement.
Neither Lender nor Issuer shall have any responsibility in any of these matters, or for the making of improvements or additions to the Collateral.

          (b) Borrower will defend and will cause each Guarantor to defend the Collateral against all claims or demands of all persons (other than Lender) claiming the Collateral or any interest therein.

          (c) Borrower will keep and will cause each Guarantor to keep the Collateral free and clear of all security interests, liens and encumbrances except the security interest created pursuant to this Agreement.

     Section 7.06. Insurance and Indemnification. (a) Borrower shall and shall cause each Guarantor to, at their own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Collateral sufficient to protect Lender from liability in all events, with a coverage limit of not less than $1,000,000 per occurrence unless a different coverage minimum with respect to particular Collateral is required by Lender, and (ii) insurance against such hazards as Lender may require, including, but not limited to, all-risk casualty and property insurance, in an amount equal to the greater of the full replacement cost of the Collateral with new Collateral having substantially similar specifications or the applicable Prepayment Amount.

          (b) If required by State law, Borrower shall carry and shall cause each Guarantor to carry workers' compensation insurance covering all employees on, in, near or about the Collateral, and upon request, shall furnish to Lender certificates evidencing such coverage.

          (c) All insurance policies required by this Article shall be taken out and maintained with insurance companies acceptable to Lender; and shall contain a provision that the insurer shall not cancel or revise coverage thereunder without giving written notice to the insured parties at least 30 days before the cancellation or revision becomes effective. No insurance shall be subject to any co-insurance clause. Each insurance policy required by this Article shall name Lender as an additional insured party and loss payee without regard to any breach of warranty or other act or omission of Borrower or either Guarantor and shall include a lender's loss payable endorsement for the benefit of Lender. Prior to the delivery of Collateral, Borrower shall deposit and shall cause each Guarantor to deposit with Lender evidence satisfactory to Lender of such insurance and, prior to the expiration thereof, shall provide Lender evidence of all renewals or replacements thereof.

          (d) As among Lender, Borrower and Issuer, Borrower assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any Collateral and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of Borrower, the Guarantors or of third parties, and whether such property damage be to Borrower's property, the Guarantor's property or the property of others.

          (e) Whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender and Issuer for and will indemnify, defend and hold Lender and Issuer harmless from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys' fees) of whatsoever kind and nature, imposed on, incurred by or asserted against Lender or Issuer that in any way relate to or arise out of this Agreement, the transactions contemplated hereby and the Collateral, including but not limited to, (i) the selection, manufacture, purchase, acceptance or rejection of Collateral or the ownership of the Collateral, (ii) the delivery, lease, possession, maintenance, use, condition, return or operation of the Collateral, (iii) the condition of the Collateral sold or otherwise disposed of after possession by Borrower or either Guarantor, (iv) any patent or copyright infringement, (v) the conduct of Borrower or any Guarantor, their officers, employees and agents, (vi) a breach of Borrower of any of its covenants or obligations hereunder, (vii) a breach by either Guarantor of any covenant or obligation under either Security Agreement and (viii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Collateral, including, but not limited to investigation, removal, cleanup and remedial costs. All amounts payable by Borrower pursuant to the immediately preceding sentence shall be paid immediately upon demand of Issuer or Lender, as the case may be, but in no event prior to Lender or Issuer (as the case may be) actually incurring the liability or expense. This provision shall survive the termination of this Agreement.

     Section 7.07.  Preservation of Corporate Existence.
Borrower will preserve and maintain and shall cause each Guarantor to preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

     Section 7.08. Performance by Lender. If Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, and if such failure shall continue for a period of 10 calendar days after Lender gives Borrower written notice thereof (or in the case of the agreements contained in Section 7.06 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Borrower shall thereupon pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of 12% per annum or the highest rate permitted by law. To facilitate the performance or observance by Lender of such covenants of Borrower, Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney in fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement.

                          ARTICLE VIII

                 NEGATIVE COVENANTS OF BORROWER

     So long as the Loan and the Bond shall remain unpaid, Borrower agrees that:

     Section 8.01. Lien. Borrower will not create, incur or suffer to exist or permit either Guarantor to create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, maritime lien, security interest, assignment or transfer upon or of any of the Collateral except for the security interest created pursuant to this Agreement, the Security Agreements and the Ship Mortgage.

     Section 8.02. Sale of Assets. Borrower will not sell, lease, assign, transfer or otherwise dispose of or permit either Guarantor to sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or of any of the Collateral or any interest therein (whether in one transaction or in a series of transactions).

     Section 8.03.  Consolidation and Merger.

     Borrower will not, and will not permit any Guarantor to, consolidate with or merge into any person, or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person; provided, however, either Guarantor shall be permitted to participate in a transaction described hereunder if:

          (a) the resulting entity is a wholly owned subsidiary of Borrower;

          (b) Lender and Issuer shall have received an opinion of counsel to the resulting entity as to the enforceability of this Agreement against such entity;

          (c) no default or Event of Default exists or would result from any such merger, consolidation, sale or conveyance; and

          (d) Borrower shall comply with the following financial covenants:

               (i)  Ratio of Debt to Tangible Net Worth.
          Borrower, on a consolidated basis, will maintain at all times its ratio of Debt (as defined below) to Tangible Net Worth (as defined below) at not more than 4.50 to
          1.00. "Debt" shall mean (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet, (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by Borrower, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by Borrower and other contingent obligations of Borrower in respect of, or to purchase or otherwise acquire, indebtedness of others. "Tangible Net Worth" means the excess of:

          (a) the tangible assets of Borrower, which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper over

          (b)  all Debt of Borrower;

provided, however, that (i) inventory shall be taken into account on the bas is of the cost (determined on a first-in, first-out basis) or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid or intangible assets, amounts relating to covenants not to compete, pensions assets, deferred charges or treasury stock or any securities or Debt of Borrower or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account.

               (ii) Debt Service Coverage Ratio. Borrower and the resulting entity, on a consolidated basis, shall have, as of the effective date of the transaction and for each fiscal year thereafter, will maintain Debt Service Coverage Ratio (as defined below) at not less than 3.00 to 1.00. "Debt Service Coverage Ratio" means the ratio of (i) Borrower's Cash Flow Available for Debt Service (as defined below) to (ii) Borrower's Debt Service (as defined below). "Cash Flow Available for Debt Service" of Borrower means, with respect to the applicable period of determination, the Borrower's income, plus interest expense, depreciation, amortization and other non-cash charges. "Debt Service" of Borrower means, with respect to the applicable period of determination, the aggregate of
          (i) interest expense of Borrower, (ii) all installments of principal on Debt of Borrower that are due on demand or during the period of determination, (iii) all installments of rent under capitalized lease obligations (to the extent not already accounted for in computation of net income or Debt) of Borrower that are due on demand or during the period of determination and
          (iv) distributions and dividends to stockholders and advances to affiliates of Borrower during the period of determination.

               (iii)  Tangible Net Worth.  Borrower, on a
          consolidated basis, will maintain at all times its Tangible Net Worth at not less than $60,000,000.

               (iv) Total Assets. Borrower, on a consolidated basis, shall maintain Total Assets of not less than $250,000,000. Total Assets shall be determined in accordance with generally accepted accounting principles.

     Section 8.04. Accounting. Borrower will not, and will not permit any Guarantor to, adopt, permit or consent to any material change in accounting principles or any change in its fiscal year other than as required by generally accepted accounting principles unless Borrower provides restated financial statements prepared on a consistent basis and satisfies the financial covenants contained in Section 8.03 hereof with and without giving effect to such change.

     Section 8.05. [This section intentionally omitted.]

     Section 8.06. Other Defaults. Borrower will not, and will not permit any Guarantor to, permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Borrower or any Guarantor or any judgment, decree, order or determination applicable to Borrower or any Guarantor.

     Section 8.07. Place of Business. Borrower will not permit any of the Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the security interest created pursuant to this Agreement.

     Section 8.08. Modifications and Substitutions. (a) Borrower will not and will not permit either Guarantor to make any material alterations, modifications or additions to the Collateral which cannot be removed without materially damaging the functional capabilities or economic value of the Collateral. Upon return of the Collateral to Lender and at the request of Lender, Borrower, at its sole cost and expense, will remove all alterations, modifications and additions and repair the Collateral as necessary to return the Collateral to the condition in which it was furnished, ordinary wear and tear and permitted modifications excepted.

          (b) Notwithstanding the provisions of subparagraph (a) of this section, Borrower may, with the prior written consent of Lender, substitute for parts, elements, portions or all of the Collateral, other parts, elements, portions, Collateral or facilities; provided, however, that any substitutions made pursuant to Borrower's obligations to make repairs referenced under any provision of this Agreement shall not require such prior written consent. Borrower shall provide and shall cause each Guarantor to provide such documents or assurances as Lender may reasonably request to maintain or confirm the security interest assigned to Lender in the Collateral as so modified or substituted.

     Section 8.09. Use of the Collateral. Borrower will not and will not permit either Guarantor to install, use, operate or maintain the Collateral improperly, carelessly, in violation of any applicable law or in a manner contrary to that contemplated by this Agreement.

     Section 8.10.  Location of the Collateral.  Neither the
Borrower nor the Guarantors shall remove the Collateral from Jackson County, Mississippi without prior approval of MBFC.

                           ARTICLE IX

          DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS

     Borrower shall provide and shall cause each Guarantor to provide a complete written report to Lender immediately upon any loss, theft, damage or destruction of any Collateral and of any accident involving any Collateral. If all or any part of the Collateral is lost, stolen, destroyed or damaged beyond repair ("Damaged Collateral"), Borrower shall and shall cause each Guarantor to, as soon as practicable after such event either: (a) replace the same at Borrower's or such Guarantor's sole cost and expense with Collateral having substantially similar depreciable life and of equal or greater value to the Damaged Collateral immediately prior to the time of the loss occurrence, such replacement Collateral to be subject to Lender's approval, whereupon such replacement Collateral shall be substituted in this Agreement and the other related documents by appropriate endorsement or amendment; or (b) pay the applicable Prepayment Amount of the Damaged Collateral. Borrower shall notify and shall cause each Guarantor to notify Lender of which course of action it will take within 15 calendar days after the loss occurrence. If, within 45 calendar days of the loss occurrence,
(a) Borrower or either Guarantor fails to notify Lender; (b) Borrower or either Guarantor and Lender fail to execute an amendment to this Agreement to delete the Damaged Collateral and add the replacement Collateral or (c) Borrower or either Guarantor fails to pay the applicable Prepayment Amount, then Lender may, at its sole discretion, declare the applicable Prepayment Amount to be immediately due and payable, and Borrower or the appropriate Guarantor is required to pay the same.
The Net Proceeds of insurance with respect to the Damaged Collateral shall be made available by Lender to be applied to discharge Borrower's obligation under this Article. The payment of the Prepayment Amount and the termination of Lender's interest in the Damaged Collateral is subject to the terms of Section 2.07 hereof. For purposes of this Article, the term "Net Proceeds" shall mean the amount remaining from the gross proceeds of any insurance claim or condemnation award after deducting all expenses (including reasonable attorneys' fees) incurred in the collection of such claim or award.

                           ARTICLE X

               ASSIGNMENT, SUBLEASING AND SELLING

     Section 10.01. Assignment by Lender. This Agreement, and the obligations of Borrower to make payments hereunder, may be assigned and reassigned in whole or in part to one or more assignees or subassignees (who shall be purchaser of the Bond or an interest therein) by Lender at any time subsequent to its execution, without the necessity of obtaining the consent of Issuer or Borrower; provided, however, that no such assignment or reassignment shall be effective unless and until (a) Issuer and Borrower shall have received notice of the assignment or reassignment disclosing the name and address of the assignee or subassignee, which notice Issuer shall maintain as evidence of the ownership and registration of the Bond, and (b) in the event that such assignment or reassignment is made to a bank or trust company as trustee for holders of certificates representing interests in this Agreement and the Bond, such bank or trust company agrees to maintain, or cause to be maintained, a book-entry system by which a record of the names and addresses of such holders as of any particular time is kept and agrees, upon request of Issuer or Borrower, to furnish such information to Issuer or Borrower. Upon receipt of notice of assignment, Borrower will reflect in a book-entry the assignee designated in such notice of assignment, and shall agree to make all payments to the assignee designated in the notice of assignment, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Issuer and Borrower may from time to time have against Lender or the assignee. Issuer and Borrower agree to execute all documents, including notices of assignment and chattel mortgages or financing statements, which may be reasonably requested by Lender or its assignee to protect their interest in the Collateral and in this Agreement.

     Section 10.02.  No Sale or Assignment by Borrower.  This
Agreement and the interest of Borrower or Guarantors in the Collateral may not be sold, assumed, assigned or encumbered by Borrower or either Guarantor.

                           ARTICLE XI

                 EVENTS OF DEFAULT AND REMEDIES

     Section 11.01.  Events of Default.  The following constitute
"Events of Default" under this Agreement:

          (a) failure by Borrower to pay to Lender, as assignee of Issuer, when due any Loan Payment or to pay any other payment required to be paid hereunder and the continuation of such failure for a period of 10 days;

          (b) failure by Borrower to maintain insurance on the Collateral in accordance with Section 7.06 hereof;

          (c) occurrence of a default (however defined) in either Security Agreement or the Ship Mortgage;

          (d) failure by Borrower, any Guarantor or Issuer to observe and perform any other covenant, condition or agreement contained herein, in the Escrow Agreement, in the Paying Agent Agreement, in either Guaranty or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of 30 days after written notice is given to Borrower, any Guarantor or Issuer, as the case may be, specifying such failure and requesting that it be remedied; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower or Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected;

          (e) initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;

          (f) Borrower or either Guarantor shall be or become insolvent, or admit in writing its inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or Borrower or either Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or either Guarantor, as the case may be; or Borrower or either Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower or either Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or either Guarantor;

          (g) good faith determination by Lender that any representation or warranty made by Borrower, Issuer or either Guarantor herein, in the Paying Agent Agreement, in either Security Agreement, in the Ship Mortgage or in any other document executed in connection herewith was untrue in any material respect when made;

          (h) the occurrence of a default or an event of default under any instrument, agreement or other document evidencing or relating to any indebtedness or other monetary obligation of Borrower or either Guarantor in an amount greater than $100,000, and the continuation of such default for a period of five (5) days;

          (i) either Guarantor shall repudiate, purport to revoke or fail to perform such Guarantor's obligations under such Guaranty, and the continuation of such default for a period of five (5) days; or

          (j) a default or an event of default under any agreement between or among HAM Marine, Inc and General
     Electric Capital Corporation or its affiliates, including
     (without limitation) the Promissory Note and First Preferred
     Mortgage dated February 27, 1998.

     Section 11.02. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, Lender, as assignee of Issuer, shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps insofar as the same are available to secured parties under Article 9 of the UCC in effect in the State from time to time and which are otherwise accorded to Lender, as assignee of Issuer, by applicable law:

          (a) by notice to Issuer and Borrower, declare the entire unpaid principal amount of the Loan and the Bond then outstanding, all interest accrued and unpaid thereon and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

          (b) take possession of the Collateral wherever situated, without any court order or other process of law and without liability for entering the premises, and lease, sublease or make other disposition of the Collateral for use over a term in a commercially reasonable manner, all for the account of Lender, provided that Borrower shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or Borrower of the Collateral pursuant to such lease or sublease during the same period of time, after deducting all costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to the recovery, repair and storage of the Collateral during such period of time;

          (c) take possession of the Collateral wherever situated, without any court order or other process of law and without liability for entering the premises, and sell the Collateral in a commercially reasonable manner. All proceeds from such sale shall be applied in the following manner:

               FIRST, to pay all proper and reasonable costs and expenses associated with the recovery, repair, storage and sale of the Collateral, including reasonable attorneys' fees and expenses;

               SECOND, to pay (i) Lender the amount of all unpaid Loan Payments or other obligations (whether direct or indirect owed by Borrower to Lender), if any, which are then due and owing, together with interest and late charges thereon, (ii) Lender the then applicable Prepayment Amount (taking into account the payment of past-due Loan Payments as aforesaid), plus a pro rata allocation of interest, at the rate utilized to calculate the Loan Payments, from the next preceding due date of a Loan Payment until the date of payment by the buyer, and (iii) any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Lender or Issuer hereunder; and

                THIRD, to pay the remainder of the sale proceeds, purchase moneys or other amounts paid by a buyer of the Collateral to Borrower;

          (d) proceed by appropriate court action to enforce specific performance by Issuer or Borrower of the applicable covenants of this Agreement or to recover for the breach thereof, including the payment of all amounts due from Borrower. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees;

          (e) exercise all rights and remedies available under the Guaranties, the Security Agreements and the Ship
     Mortgages.

          (f) take whatever action at law or in equity may appear necessary or desirable to enforce its rights with respect to the Collateral. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees.

     Notwithstanding any other remedy exercised hereunder, Borrower shall remain obligated to pay to Lender any unpaid portion of the Prepayment Amount.

     Section 11.03. Return of Collateral. Upon an Event of Default, Borrower shall and shall cause Guarantors to, within 10 calendar days after notice from Lender, at its own cost and expense: (a) perform any testing and repairs required to place the Collateral in the condition required by Article VII; (b) if deinstallation, disassembly or crating is required, cause the Collateral to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lender; and (c) deliver the Collateral to a location specified by Lender, freight and insurance prepaid by Borrower. If Borrower or any Guarantor refuses to deliver the Collateral in the manner designated, Lender may enter upon Borrower's or Guarantor's premises where the Collateral is kept and take possession of the Collateral and charge to Borrower the costs of such taking. Borrower hereby expressly waives any damages occasioned by such taking.

     Section 11.04. No Remedy Exclusive. No remedy herein conferred upon or reserved to Lender or Issuer is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lender or Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required by this Article. All remedies herein conferred upon or reserved to Lender or Issuer shall survive the termination of this Agreement.

     Section 11.05. Late Charge. Any Loan Payment not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of four cents ($.04) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender's written invoice therefor.

                          ARTICLE XII

                            THE ACT

     The parties hereto acknowledge that Borrower has been induced to proceed with the acquisition of the Collateral in part by the benefits conferred by the Act. Issuer hereby agrees that Borrower shall be permitted to take advantage of all of the benefits provided by the Act to the fullest extent therein set forth subject to the rules and regulations of Issuer. Issuer agrees that it will not take any action to limit, curtail or otherwise make unavailable to Borrower any of such benefits available under the Act. This Agreement shall constitute a "Financing Agreement" under Section 57-10-409 of the Act.

     With respect to benefits conferred by the Act referenced in this Article XII the following shall apply:

          (a) the maximum benefits accruing in any calendar year with respect to the income tax credit (other than any credits which may be carried forward to future years pursuant to the Act) shall not exceed the Loan Payments during such year and the fees and expenses of Escrow Agent together with the Administration Expenses which are paid during such year, provided, however, the tax credit allowed under the Act shall not exceed 80% of the amount of taxes due the State of Mississippi prior to the application of the credit as provided in Section 27-7-22.3 of the Mississippi Code of 1972, as amended;

          (b) any income tax credit benefit claimed or received by Borrower in connection with any Acquisition Costs shall prevent such cost (or a portion thereof) from generating a deduction under the laws of the State in order to determine the taxable income of the Borrower in the State;

          (c) The Paying Agent shall provide to Issuer not later than 90 days after the end of each calendar year, with a certificate setting forth the amount of all payments made to Lender with respect to the Loan, whether for Loan Payments or other sums due hereunder;

          (d) the income tax credit benefits accruing to the Borrower under this Article XII shall cease in the event:
     (i) a Default should occur under this Agreement; and (ii) Borrower should fail to operate the Collateral in connection with Borrower's operations at its Jackson County, Mississippi facility for a period of nine consecutive months following acquisition of the Collateral, except for force majeure, strikes, lockouts, damage, destruction, act of God or in general, reasons beyond Borrower's reasonable control excepting, however, general economic conditions.

          (e) Borrower agrees to comply with the terms and provisions of the Act in all respects with respect to the benefits available under the Act;

          (f) the income tax benefits or credits available under the Act shall cease to accrue on the date the principal and interest on the Loan are paid in full whether at maturity or by way of prepayment and any benefits for credits carried forward as permitted by the Act shall be available to Borrower for three years following the date upon which the credit was earned as provided in 27-7-22.3 of the Mississippi Code of 1972, as amended;

          (g) the income tax credit benefits accruing to Borrower under this Article XII shall be limited to the annual Loan Payments and other fees and expenses of Escrow Agent paid for such year together with Administration Expenses paid during such year and shall be reduced by the amount of surplus funds which shall be used to prepay this Lease-Purchase as provided for in Section 2.07 of this Agreement;

          (h)  Borrower will report to the Mississippi Employment
     Security Commission ("MESC") its employees as required by law, and shall annually report to Issuer the average number of employees reported for each year the MESC.; and

          (i) In addition to the income tax credit benefits under the Act, all personal property purchased with Loan Proceeds (or reimbursed with Loan Proceeds) will be subject to the full sales and use tax exemption set forth in Sections 57-10-255, 439 of the Act. This exemption shall not apply to the contractor's tax imposed by
     Section 27-65-21 of the Mississippi Code.

This shall be done for each year after the year in which acquisition of the Collateral was induced for financing by Issuer.

          (1) for purposes of determining the income tax benefits to which the Borrower is eligible under the Act, the following definitions shall apply:

               (i) "Base Employment" ("BE") means the average number of employees of Borrower in the State during the preceding 12-month period preceding the month which the Borrower is induced for financing by the Issuer, as reported by Borrower to the MESC.

               (ii) "Base Investment" ("BI") means the present true value of the capital assets owned or leased by Borrower within the State as determined by the Tax Assessor of each County in which Borrower owns or leases capital assets related to manufacturing, processing, distribution, warehousing, facilities or corporate or regional offices.

               (iii)"Future Employment" ("FE") means the average number of employees of Borrower in the State after the Collateral is acquired, which may be an estimate for the first 12 months after acquisition, and as reported by Borrower to the MESC over each 12-month period thereafter.

               (iv) "Future Investment" ("FI") means the sum of
          (A) the Base Investment; (B) the Acquisition Costs paid with Loan Proceeds; and (C) funds of Borrower used to pay Acquisition Costs.

          (2) Borrower represents and warrants that as of the date of this Agreement that:

               (i) the Base Employment is ________ employees and the Base Investment is $__________; and

               (ii) Borrower reasonably anticipates that the Future Employment for the first 12 months after acquisition of the Collateral will be employees, which represents increased employment of employees in connection with acquisition of the Collateral, and the Future Investment will be $________.

          (3) The percentage of Borrower's total state income tax liability in which the Borrower shall be entitled to an income tax credit provided by the Act shall be determined annually as follows: (i) (FE - BE) DIVIDED BY FE = Employment Valuation Percentage ("EVP");(ii) (FI - BI) DIVIDED BY FI = Investment Valuation Percentage ("IVP"); and (iii) [(EVP x
     2) + IVP] DIVIDED BY 3 = Percentage of income tax liability of Borrower to which Borrower is entitled to an income tax credit.

     Provided, however, the tax credit allowed under the Act shall not exceed 80% of the amount of taxes due the State of Mississippi prior to the application of the credit as provided in Section 27-7-22.3 of the Mississippi Code of 1972, as amended.

     With respect to the benefits that may accrue to Borrower under this Article XII, Borrower acknowledges and agrees that the Issuer makes no representation, warranty or covenant regarding the enforceability of the Borrower's rights to receive the benefits, the extent that such benefits may be received nor the term under which the Borrower may be entitled to receive the benefits.

      Benefits under the Act shall be reduced by the amount of surplus proceeds, if any, remaining after completion of the Project, which surplus proceeds shall be applied as provided in this Lease and the Escrow Agreement.

     The income tax credit benefits under the Act shall be applicable and available to the Borrower and\or its subsidiaries.
The manner in which the credits are applied to the subsidiaries shall be approved by the State Tax Commission.



                          ARTICLE XIII

                         MISCELLANEOUS

     Section 13.01. Costs and Expenses of Lender. Borrower shall pay to Lender, in addition to the Loan Payments payable by Borrower hereunder, such amounts in each year as shall be required by Lender in payment of any reasonable costs and expenses incurred by Lender as a result of action necessitated by requests of the Borrower or the Issuer acting on a request of the Borrower. In the event of a default under this Agreement, Borrower shall pay to Lender, in addition to the Loan Payments payable by Borrower hereunder, such amounts as shall be required by Lender in payment of any reasonable costs and expenses incurred by Lender in connection with the performance or enforcement of this Agreement, including but not limited to payment of all reasonable fees, costs and expenses of Lender in connection with the Collateral, expenses (including, without limitation, attorneys' fees and disbursements), fees of auditors or attorneys, insurance premiums not otherwise paid hereunder and all other direct and necessary costs of Lender or charges required to be paid by it in order to comply with the terms of, or to enforce its rights under, this Agreement. Such costs and expenses shall be billed to Borrower by Lender from time to time, together with a statement certifying that the amount so billed has been paid by Lender for one or more of the items above described, or that such amount is then payable by Lender for such items. Amounts so billed shall be due and payable by Borrower within thirty (30) days after receipt of the bill by Borrower. Nothing herein shall obligate Borrower to pay administrative or "overhead" costs incurred by Lender.

     Section 13.02.  Disclaimer of Warranties.  LENDER AND ISSUER
MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS
TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE

OR FITNESS FOR USE OF THE COLLATERAL, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. In no event shall Lender or Issuer be liable for any loss or damage in connection with or arising out of the Collateral or the existence, furnishing, functioning or Borrower's use of any item or products or services provided for in this Agreement.

     Section 13.03. Notices. All notices, certificates, requests, demands and other communications provided for hereunder or under the Escrow Agreement or the Paying Agent Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. If notice to Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least 10 calendar days prior to the date of intended disposition or other action.

     Section 13.04. Further Assurance and Corrective Instruments. Issuer and Borrower hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement, the Escrow Agreement or the Paying Agent Agreement and any rights of Lender hereunder or thereunder.

     Section 13.05.  Binding Effect; Time of the Essence.  This
Agreement shall inure to the benefit of and shall be binding upon Lender, Issuer, Borrower and their respective successors and assigns. Time is of the essence.

     Section 13.06. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 13.07. Amendments. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

     Borrower and Lender agree to amend Exhibit A to this Agreement to more specifically identify the Collateral being financed hereunder at such time as such identification is possible. Such amendment shall be effected by written instrument signed by Borrower and Lender. Issuer's consent to the amendment referred to in this paragraph shall not be required. Such amendment may take the form of a Payment Request Form in the form attached to the Escrow Agreement as Exhibit A executed by Borrower and Lender.

     Section 13.08. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked "Original: 1 of 6" on the execution page thereof shall constitute chattel paper under the UCC.

     Section 13.09. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

     Section 13.10. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

     Section 13.11. Entire Agreement. This Agreement, the Paying Agent Agreement, the Escrow Agreement, each Security Agreement, the Ship Mortgage, each Guaranty and the exhibits hereto and thereto constitute the entire agreement among Lender, Issuer, Borrower, Guarantors and Escrow Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Agreement or the Collateral financed hereby.

     Section 13.12. Usury. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

     Section 13.13. Waiver of Jury Trial. LENDER, ISSUER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG LENDER, ISSUER OR BORROWER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LENDER, ISSUER AND BORROWER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF
DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

 [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]
PAGE

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

Lender:                       GE CAPITAL PUBLIC FINANCE, INC.

                              By:

                              Title: Vice President


Issuer:                       MISSISSIPPI BUSINESS FINANCE
                              CORPORATION

                              By: /s/ B. BARRY

Attest                        Title: Executive Director

By:/s/

Title: Secretary


Borrower:                     FRIEDE GOLDMAN INTERNATIONAL INC.

                              By: /s/

                              Title: Chief Financial Officer




Trade Names of Borrower, if any:

HAM Marine, Inc.
Friede Goldman, Ltd.
Friede Goldman Offshore, Inc.

                                        Exhibit A1 to Loan Agreement

              SCHEDULE OF COLLATERAL AND LOAN PAYMENTS

                      Description of Collateral

     The following Collateral is the subject of the Loan Agreement dated as of December 1, 1998 among GE Capital Public Finance, Inc. ("Lender"), Mississippi Business Finance Corporation ("Issuer"), and Friede Goldman Intentional Inc. ("Borrower"):

               Description         Manufacturer
Quantity       of Collateral       or Vendor      Serial Number

SEE ATTACHED



The Collateral is located at the following address. Prior to the relocation of the Collateral or portion thereof, Borrower will provide 30 days' prior written notice to Lender:

Friede Goldman Offshore, Inc.
600 Louise Street
Pascagoula, MS 39581

                                        Friede Goldman Offshore Equipment List
                                                 M/E 09/97 thru 09/98

           Item          Acq. Date           Serial Numbers                            Description
              1          25-Feb-98              250111 (A)          Two 300 Ton Cranes - M250 Mantowoc
                         13-Mar-98              250111 (B)
              2          6-Jun-98      1720,1721,1722,1723,1724     Panel Line
              3          5-Mar-98          #1 - 98U152-9564 -
                                           #2 - V152C - 4305        Burning Machines and Installation of Machines
              4          5-Mar-98                1944               Shot Blast Equipment
              5          27-Feb-98               6165               Gantry Crane (125 Ton Washington Crane)
              6          10-Aug-98               41524              4100 Mantowoc Ringer Barge
              7          20-Jan-98              554-20              8ton Grandall Forklift
              8          19-Feb-98               8506               Used 15 ton Cherry Picker 1002 Model 150A
              9          31 -May-98     003-113928, 003-113927      Sullair Yard Air Compressors
             10          31-Mar-98            AXM 12190-1,
                                         AXM 120189-1,-2,-3,4       Plate Magnetic Handling System (Pipe Shop)
             11          6-May-98               001392              Plate Handling System Permadur
             12          23-Sep-97               N/A                Clark Propane Forklift
             13          23-Sep-97              741138              Clark Diesel Forklift
             14          23-Sep-97               4-568              Clark Diesel Forklift
             15          23-Sep-97                577               Wallace Hyd Bender
             16          23-Sep-97              047155              Wallace Hyd Pipe Bender
             17          24-Sep-98               56790              50 ton Cherry Picker
             18          18-Aug-98               10424              Used 40' Hobbs Trailer
             19          18-Aug-98             25070FB6S            Used 40' Hobbs Trailer
             20          14-Aug-98         17540HR50E1215402        Used 1988 Spotter Truck
             21          12-Mar-98               3195               Used 1989 Spotter Truck
             22          24-Feb-98              860808              Used 1988 Utility Flatbed Trailer
             23          24-Feb-98              535154              Used 1981 Fontain Flatbed Trailer
             24          24-Feb-98              473702              Fruehauf Flatbed Trailer
             25          24-Apr-98         1FTHF25M9KNA89257        Used 1992 Hyster H80XL Forklift
             26          1-May-98          1FTHF25F3TEA15285        Used 1989 Ford 250 Diesel
             27          1-May-98          1FTDX1726VNB74028        Used 1997 Ford 150
             28          19-May-98         1FEEV15H7LLB11805        Used 1991 Ford Bronco
             29          18-Jun-98         1GCDC14Z4NZ188404        Used 1992 Chevy C-1500
             30          26-Jun-98         1N65D1155MC363429        Used 1991 Nissan P/U

                                        Exhibit A2 to Loan Agreement

              SCHEDULE OF COLLATERAL AND LOAN PAYMENTS

                      Description of Collateral

     The following Collateral is the subject of the Loan Agreement dated as of December 1, 1998 among GE Capital Public Finance, Inc. ("Lender"), Mississippi Business Finance Corporation ("Issuer"), and Friede Goldman International Inc. ("Borrower").

               Description         Manufacturer
Quantity       of Collateral       or Vendor      Serial Number

SEE ATTACHED



The Collateral is located at the following address. Prior to the relocation of the Collateral or portion thereof, Borrower will provide 30 days' prior written notice to Lender:

HAM Marine, Inc.
3400 Litton Road
Pascagoula, MS 39567

                                                    HAM MARINE, INC
                                MACHINERY/ EQUIPMENT ACQUIRED SINCE . SEPTEMBER, 1C 197

Date Acq  Serial Number                Description                         Vendor                      Inv #

                                       MACHINERY & EQUIPMENT
10/1/97   1062576                      DUAL DRY DOCK BARGE

9/30/97   41 MUR/2 9827-41 M 7335      COMETTO TRANSPORTER
5/31/98                                CAPITALIZE BALANCE OF
                                         SCAFFOLDING SYSTEM                 Aluma Systems              2919579

2/28/98   K02H1487 / K02H1488          (2) CHAMPION ELEVATORS               Champion Elevators         21882/ 21776
1/31/98   VARIOUS                      ADVANTA WELDING MACHINES
3/31/98                                JIB #27AB FOR #63BOOM-4600
                                         RINGER CRANE                       Lampson International      4437
3/31/98   0300016596                     JLG 120' MANLIFT                   Yeates Equip Sales         1718
1/31/98   VARIOUS                        14 WESCO WELDING MACHINES
11/30/97                                 SCAFFOLDING                        Aluma Systems              2849843/ 2856876
4/30/98                                  WELDERS/WIRE FEEDERS
                                           (NORDAN SMITH)                   Nordan Smith               95950/ 805071
8/31/98                                  PLATE MATERIAL HANDLING            O. S. Walker               32756 /32896
2/28/98   29257                          MANITOWOC 2900T TRK CRANE          Yeates Equip Sales         1686
4/30/98                                  SCAFFOLDING SYSTEM
                                           (ALUMA SYSTEMS)                  Aluma Systems              2919579
11/30/97                                 AUCTION ASSETS-CHARLESTON          Industrial Assets, Inc.    Wire Transfer
11/24/97                                 SCAFFOLDING                        Aluma Systems              2849842 /2850126/
                                                                                                         2856886
2/28/98   9603                           DRESSER 150A 15-T CRANE            Yeates Equip Sales         1687
11/30/97                                 ESAB CNC FLAME CUTTER              Industrial Assets, Inc.    Wire Transfer
3/31/98   0300014756                     JLG 60' MANLIFT                    Escatawpa River Woo        n/a
1/31/98   190174                         MANITOWOC BOOM POINT EXTENSION     Lampson Int'l              4098
1/31/98   2987                           USED 1990 LULL FORKLIFT            Yeates Equip Sales         1679
12/31/97  N/A                            T40 BLAST POT                      Tab Industries             72559
1/31/98                                  2 4100 RINGER DOUBLE HOOK ROLLERS  Coastal Equipment          131174
6/30/98                                  ARONSON WRD 60 TON DRIVE TANK
                                           TURNING ROLL                     Weldinghouse               241164
9/30/97   N/A                            CLEMCO INDUSTRI ES:
                                           SANDBLAST SYS                    Clemco Industries          326547
11/30/97                                 (4) FREE STANDING JIB              Industrial Assets, Inc.    Wire Transfer
6/30/98                                  (10) ESAB 652 WELDING MACHINES     Nordan Smith               834174
3/31/98   LOA10582B898                   LOBELL CUSTOM 20' BOAT W/MOTOR     Lobell's Custom Boats      980128
7/31/98                                  WELDERS/WIRE FEEDERS               Nordan Smith               875220
4/30/98   19814                          GROVE MANLIFT AMZ 40 MODEL 7-40    Multi Machine              15689
7/31/98   14P-00806                      XEROX 3050 COPIER                  Southern Blueprint & S     19546
2/28/98                                  WIRE FEEDERS                       Nordan Smith               740114 / 740911
                                                                                                          /740115
7/31/98                                  Hl-PRESSURE WASHERS (2)            Hilco                      12753
1/31/98    AC100 / AC103                 1600CFM AFTERCOOLERS               Mayer Hammant              401364
11/30/97   N/A                           CLEAN AIR SYSTEM                   Tab Industries             72431
11/30/97                                 GANTRY                             Industrial Assets, Inc.    Wire Transfer
3/31/98   6E5L403293                     MOTOR FOR LOBELL CUSTOM BOAT       Lobell's Custom Boats      980128
6/30/98                                  ACCU RITE DIGITAL READ OUT UNIT    Amtoo                      24445
1/31/98                                  IDEALARC DC-1000 W/AMMETER         Nordan Smith               748843
6/30/98                                  MARVEL NO.8 VERTICAL BAND SAW      G & G Machinery            n/a
9/30/97   41 M7334-21 M 7332-7333        COMETTO TRANSPORTER

                                         AUTOS & TRUCKS

1/31/98   1HSLRUXN9GHA61784              USED 1986 FUELTRUCK                Yeates Equip Sales         1662
2/28/98   1XT5D29X8KN288134              1989 PETERBILT                     Yeates Equip Sales         1662
4/30/98                                  YARD MULE (SPOTTER TRUCK)          Yeates Equip Sales         1767
6/30/98   62717                          1988 OTTAWA 30 SPOTTER TRUCK       Yeates Equip Sales         1833
2/28/98   2PO482XLW025304                48' FREUHAUF TRAILER               Yeates Equip Sales         2833

                                        Exhibit A3 to Loan Agreement

                      Schedule of Loan Payments

Interest Rate: 7.99%

PMT.     PAYMENT       TOTAL     PRINCIPAL     INTEREST     PREPAYMENT
 NO.      DATE        PAYMENT    COMPONENT     COMPONENT      AMOUNT

SEE ATTACHED

                                            GE CapitaI pubic Finance, Inc.
                                                   Payment schedule

                                                 Friede Goldman, /nc,

Funding Date   December 17,1999
Coupon Rate    7 99%

                Payment    Loan         Principal        Interest       Principal         Prepayment
     Date       Number    Payment       Component       Component        Balance*           Amount*
     12/17/98       0            --            --               --     18,00O,000.00     18,36O,000.00
     1/17/99        1    218,294.57      98,444.57      119,850.00     17,901,555.43     18,259,586.54
     2/17/99        2    218,294.57      99,100.05      119,194.52     17,802,455.38     18,158,504.49
     3/17/99        3    218,294.57      99,759.89      118,534.68     17,702,695.49     18,056,749.40
     4/17/99        4    218,294.57     10O,424.12      117,870.45     17,602,271.37     17,954,316.80
     5/17/99        5    218,294.57     101,092.78      117,201.79     17,501,178.59     17,851,202.16
     6/17/99        6    218,294.57     101,765.89      116,528.68     17,399,412.70     17,747,400.95
     7/17/99        7    218,294.57     102,443.48      115,851.09     17,296,969.22     17,642,908.60
     8/17/99        8    218,294.57     103,125.58      115,168.99     17,193,843.64     17,537,720.51
     9/17/99        9    218,294.57     103,812.23      114,482.34     17,09O,031.41     17,431,832.04
     10/17/99      10    218,294.57     104,503.44      113,791.13     16,985,527.97     17,325,238.53
     11/17/99      11    218,294.57     105,199.26      113,095.31     16,88O,328.71     17,217,935.28
     12/17/99      12    218,294.57     105,899.71      112,394.86     16,774,429.00     17,109,917.58
     1/17/00       13    218,294.57     106,604.83      111,689.74     16,667,824.17     17,001,180.65
     2/17/00       14    218,294.57     107,314.64      11O,979.93     16,56O,509.53     16,891,719.72
     3/17/00       15    218,294.57     108,029.18      11O,265.39     16,452,480.35     16,781,529.96
     4/17/00       16    218,294.57     108,748.47      109,546.10     16,343,731.88     16,67O,606.52
     5/17/00       17    218,294.57     109,472.56      108,822.01     16,234,259.32     16,558,944.51
     6/17/00       18    218,294.57     11O,201.46      108,093.11     16,124,057.86     16,446,539.02
     7/17/00       19    218,294.57     11O,935.22      107,359.35     16,013,122.64     16,333,385.09
     8/17/00       20    218,294.57     111,673.86      106,620.71     15,901,448.78     16,219,477.76
     9/17/00       21    218,294.57     112,417.42      105,877.15     15,789,031.36     16,104,811.99
     10/17/00      22    218,294.57     113,165.94      105,128.63     15,675,865.42     15,989,382.73
     11/17/00      23    218,294.57     113,919.43      104,375.14     15,561,945.99     15,873,184.91
     12/17/00      24    218,294.57     114,677.95      103,616.62     15,447,268.04     15,756,213.40
     1/17/01       25    218,294.57     115,441.51      102,853.06     15,331,826.53     15,638,463.06
     2/17/01       26    218,294.57     116,210.16      102,084.41     15,215,616.37     15,519,928.70
     3/17/01       27    218,294.57     116,983.92      101,310.65     15,098,632.45     15,400,605.10
     4/17/01       28    218,294.57     117,762.84      10O,531.73     14,98O,869.61     15,280,487.00
     5/17/01       29    218,294.57     118,546.95       99,747.62     14,862,322.66     15,159,569.11
     6/17/01       30    218,294.57     119,336.27       98,958.30     14,742,986.39     15,O37,846.12
     7/17/01       31    218,294.57     12O,130.85       98,163.72     14,622,855.54     14,915,312.65
     8/17/01       32    218,294.57     12O,930.72       97,363.85     14,501,924.82     14,791,963.32
     9/17/01        33   218,294.57     121,735.92       96,558.65      14,38O,188.90    14,667,792.68
     10/17/01       34   218,294.57     122,546.48       95,748.09      14,257,642.42    14,542,795.27
     11/17/01       35   218,294.57     123,362.43       94,932.14      14,134,279.99    14,416,965.59
     12/17/01       36   218,294.57     124,183.82       94,110.75      14,01O,096.17    14,290,298.09
     1/17/02        37   218,294.57     125,010.68       93,283.89      13,885,085.49    14,162,787.20
     2/17/02        38   218,294.57     125,843.04       92,451.53      13,759,242.45    14,034,427.30
     3/17/02        39   218,294.57     126,680.95       91,613.62      13,632,561.50    13,905,212.73
     4/17/02        40   218,294.57     127,524.43       9O,770.14      13,505,037.07    13,775,137.81
     5/17/02        41   218,294.57     128,373.53       89,921.04      13,376,663.54    13,644,196.81
     6/17/02        42   218,294.57     129,228.29       89,O66.28      13,247,435.25    13,512,383.96
     7/17/02        43   218,294.57     13O,088.73       88,205.84      13,117,346.52    13,379,693.45
     8/17/02        44   218,294.57     13O,954.90       87,339.67      12,986,391.62    13,246,119.45
     9/17/02        45   218,294.57     131,826.85       86,467.72      12,854,564.77    13,111,656.07
     10/17/02       46   218,294.57     132,704.59       85,589.98      12,721,860.18    12,976,297.38
     11/17/02       47   218,294.57     133,588.18       84,706.39      12,588,272.00    12,84O,037.44
     12/17/02       48   218,294.57     134,477.66       83,816.91      12,453,794.34    12,702,870.23
     1/17/03        49   218,294.57     135,373.06       82,921.51      12,318,421.28    12,564,789.71
     2/17/03        50   218,294.57     136,274.41       82,O20.16      12,182,146.87    12,425,789.81
     3/17/03        51   218,294.57     137,181.78       81,112.79      12,044,965.09    12,285,864.39
     4/17/03        52   218,294.57     138,095.18       8O,199.39      11,906,869.91    12,145,007.31
     5/17/03        53   218,294.57     139,014.66       79,279.91      11,767,855.25    12,003,212.36
     6/17/03        54   218,294.57     139,940.27       78,354.30      11,627,914.98    11,86O,473.28
     7/17/03        55   218,294.57     14O,872.04       77,422.53      11,487,O42.94    11,716,783.80
     8/17/03        56   218,294.57     141,810.01       76,484.56      11,345,232.93    11,572,137.59
     9/17/03        57   218,294.57     142,754.23       75,540.34      11,202,478.70    11,426,528.27
     10/17/03       58   218,294.57     143,704.73       74,589.84      11,058,773.97    11,279,949.45
     11/17/03       59   218,294.57     144,661.57       73,633.00      1O,914,112.40    11,132,394.65
     12/17/03       60   218,294.57     145,624.77       72,669.80      10,768,487.63    1O,768,487.63
     1/17/04        61   218,294.57     146,594.39       71,700.18      1O,621,893.24    1O,621,893.24
     2/17/04        62   218,294.57     147,570.46       7O,724.11      1O,474,322.78    1O,474,322.78
     3/17/04        63   218,294.57     148,553.04       69,741.53      1O,325,769.74    1O,325,769.74
     4/17/04        64   218,294.57     149,542.15       68,752.42      1O,176,227.59    1O,176,227.59
     5/17/04        65   218,294.57     15O,537.85       67,756.72      1O,025,689.74    1O,025,689.74
     6/17/04        66   218,294.57     151,540.19       66,754.38       9,874,149.55     9,874,149.55
     7/17/04        67   218,294.57     152,549.19       65,745.38       9,721,600.36     9,721,600.36
     8/17/04        68   218,294.57     153,564.91       64,729.66       9,568,O35.45     9,568,O35.45
     9/17/04        69   218,294.57     154,587.40       63,707.17       9,413,448.05     9,413,448.05
     10/17/04       70   218,294.57     155,616.69       62,677.88       9,257,831.36     9,257,831.36
     11/17/04       71   218,294.57     156,652.84       61,641.73       9,101,178.52     9,101,178.52
     12/17/04       72   218,294.57     157,695.89       6O,598.68       8,943,482.63     8,943,482.63
     1/17/05        73   218,294.57     158,745.88       59,548.69       8,784,736.75     8,784,736.75
     2/17/05        74   218,294.57     159,802.86       58,491.71       8,624,933.89     8,624,933.89

                Payment    Loan         Principal        Interest       Principal         Prepayment
     Date       Number    Payment       Component       Component        Balance*           Amount*
     3/17/05        75   218,294.57     16O,866.88       57,427.69       8,464,067.01     8,464,067.01
     4/17/05        76   218,294.57     161,937.99       56,356.58       8,302,129.02     8,302,129.02
     5/17/05        77   218,294.57     163,016.23       55,278.34       8,139,112.79     8,139,112.79
     6/17/05        78   218,294.57     164,101.64       54,192.93       7,975,011.15     7,975,011.15
     7/17/05        79   218,294.57     165,194.29       53,100.28       7,809,816.86     7,809,816.86
     8/17/05        80   218,294.57     166,294.21       52,O00.36       7,643,522.65     7,643,522.65
     9/17/05        81   218,294.57     167,401.45       5O,893.12       7,476,121.20     7,476,121.20
     10/17/05       82   218,294.57     168,516.06       49,778.51       7,307,605.14     7,307,605.14
     11/17/05       83   218,294.57     169,638.10       48,656.47       7,137,967.04     7,137,967.04
     12/17/05       84   218,294.57     17O,767.61       47,526.96       6,967,199.43     6,967,199.43
     1/17/06        85   218,294.57     171,904.63       46,389.94       6,795,294.80     6,795,294.80
     2/17/06        86   218,294.57     173,O49.23       45,245.34       6,622,245.57     6,622,245.57
     3/17/06        87   218,294.57     174,201.45       44,093.12       6,448,O44.12     6,448,O44.12
     4/17/06        88   218,294.57     175,361.34       42,933.23       6,272,682.78     6,272,682.78
     5/17/06        89   218,294.57     176,528.96       41,765.61       6,O96,153.82     6,O96,153.82
     6/17/06        90   218,294.57     177,704.35       4O,590.22       5,918,449.47     5,918,449.47
     7/17/06        91   218,294.57     178,887.56       39,407.01       5,739,561.91     5,739,561.91
     8/17/06        92   218,294.57     18O,078.65       38,215.92       5,559,483.26     5,559,483.26
     9/17/06        93   218,294.57     181,277.68       37,016.89       5,378,205.58     5,378,205.58
     10/17/06       94   218,294.57     182,484.68       35,809.89       5,195,720.90     5,195,720.90
     11/17/06       95   218,294.57     183,699.73       34,594.84       5,012,021.17     5,012,021.17
     12/17/06       96   218,294.57     184,922.86       33,371.71       4,827,098.31     4,827,098.31
     1/17/07        97   218,294.57     186,154.14       32,140.43       4,640,944.17     4,640,944.17
     2/17/07        98   218,294.57     187,393.62       30,900.95       4,453,550.55     4,453,550.55
     3/17/07        99   218,294.57     188,641.35        29,653.22      4,264,909.20     4,264,909.20
     4/17/07       100   218,294.57     189,897.38        28,397.19      4,075,011.82     4,075,011.82
     5/17/07       101   218,294.57     191,161.78        27,132.79      3,883,850.04     3,883,850.04
     6/17/07       102   218,294.57     192,434.60        25,859.97      3,691,415.44     3,691,415.44
     7/17/07       103   218,294.57     193,715.90        24,578.67      3,497,699.54     3,497,699.54
     8/17/07       104   218,294.57     195,005.72        23,288.85      3,302,693.82     3,302,693.82
     9/17/07       105   218,294.57     196,304.13        21,990.44      3,106,389.69     3,106,389.69
     10/17/07      106   218,294.57     197,611.19        20,683.38      2,908,778.50     2,908,778.50
     11/17/07      107   218,294.57     198,926.95        19,367.62      2,709,851.55     2,709,851.55
     12/17/07      108   218,294.57     200,251.47        18,043.10      2,509,600.08     2,509,600.08
     1/17/08       109   218,294.57     201,584.82        16,709.75      2,308,015.26     2,308,015.26
     2/17/08       110   218,294.57     202,927.03        15,367.54      2,105,088.23     2,105,088.23
     3/17/08       111   218,294.57     204,278.19        14,016.38      1,900,810.04     1,900,810.04
     4/17/08       112   218,294.57     205,638.34        12,656.23      1,695,171.70     1,695,171.70
     5/17/08       113   218,294.57     207,007.55        11,287.02      1,488,164.15     1,488,164.15
     6/17/08       114   218,294.57     208,385.88         9,908.69      1,279,778.27     1,279,778.27
     7/17/08       115   218,294.57     209,773.38         8,521.19      1,070,004.89     1,070,004.89
     8/17/08       116   218,294.57     211,170.12         7,124.45        858,834.77       858,834.77
     9/17/08       117   218,294.57     212,576.16         5,718.41        646,258.61       646,258.61
     10/17/08      118   218,294.57     213,991.56         4,303.01        432,267.05       432,267.05
     11/17/08      119   218,294.57     215,416.39         2,878.18        216,850.66       216,850.66
     12/17/08      120   218,294.57     216,850.66         1,443.91             (0.00)           (0.00)
                      -------------  -------------     ------------
     TOTAL            26,195,348.40  18,000,000.00     8,195,348.40
                      =============  =============     ============

* After payment of loan payment due on such date

                                         Exhibit B to Loan Agreement

                  FORM OF CERTIFICATE OF ACCEPTANCE

[    I, the undersigned, hereby certify that I am the duly qualified and acting __________ of Friede Goldman International Inc. ("Borrower") and, with respect to the Loan Agreement dated as of December 1, 1998 ("Agreement") by and among Borrower, GE Capital Public Finance, Inc. ("Lender") and Mississippi Business Finance Corporation ("Issuer"), that:]

OR:

     I, the undersigned, hereby certify that I am the duly qualified and acting ______________ of _____________________ ("Guarantor") and,
with respect to the Guaranty Agreement dated as of December __, 1998 ("Agreement") by and among Guarantor and GE Capital Public Finance, Inc., that:]

     1. The Collateral described in Exhibit A to the Agreement (the "Collateral") has been delivered and installed in accordance with [Borrower's/Guarantor's] specifications and has been accepted by [Borrower/Guarantor's].

     2. [Borrower/Guarantor] has obtained from a reputable insurance company qualified to do business in the State (as defined in the Agreement) insurance with respect to all risks required to be covered thereby pursuant to Section 7.06 of the Agreement.

     3. Attached to this Certificate of Acceptance are Vendor invoice(s) and/or bill(s) of sale relating to the Collateral and, if such invoices have been paid by [Borrower/Guarantor], evidence of payment thereof.

     4. Borrower hereby directs Lender, on behalf of Issuer, to pay the Loan Proceeds (as defined in the Agreement) as follows:

     5. All of the representations and warranties of Borrower and each Guarantor contained in the Agreement, the Security Agreements and the Guaranties are true and correct as of the date hereof and no Default or Event of Default has occurred thereunder.

     Dated: _____________________, 19_.

                                        By:______________________

                                        Title:___________________

                                        Date:____________________

                                         Exhibit C to Loan Agreement

        FORM OF OPINION OF COUNSEL TO BORROWER AND GUARANTORS

                           January 7, 1999

Mississippi Business Finance Corporation
550 High Street
13th Floor, Sillers Building
Jackson, MS 39201

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN 55437

Re:  $18,000,000 Mississippi Business Finance Corporation Taxable
     Industrial Development Revenue Bond, Series 1998 (Friede Goldman International Inc. Project)

Ladies and Gentlemen:

     We have acted as counsel to Friede Goldman International Inc. ("Borrower"), a Mississippi corporation; and also as counsel to Friede Goldman Offshore, Inc., a Delaware corporation, and a subsidiary of Borrower, and HAM Marine, Inc., a Mississippi corporation, and a subsidiary of Borrower (each a "Guarantor" and collectively referred to herein as "Guarantors") for purposes of rendering an opinion to you as required by Article III of the Loan Agreement dated as of December 1, 1998, by and among Borrower, GE Capital Public Finance, Inc. ("Lender") and Mississippi Business Finance Corporation ("Issuer") (the "Loan Agreement"). Terms used herein shall have the same meaning as the meaning set forth in the Loan Agreement.

     In connection with this opinion, we have examined the following:

     a.   the Loan Agreement (defined above);

     b.   the Escrow Agreement dated as of December 1, 1998 (the
          "Escrow Agreement") among Lender, Issuer, Borrower and
          National City Bank of Minneapolis, as escrow agent;

     c. the Paying Agent Agreement dated as of December 1, 1998 (the "Paying Agent Agreement") among Lender, Issuer, Borrower and National City Bank of Minneapolis, as paying agent

     d. the Guaranty Agreement, one executed by each Guarantor, in favor of Lender and dated as of December 1,1998 (each a "Guaranty" and collectively referred to herein as "Guaranties");

     e. the Security Agreement, one executed by each Guarantor, by and among the particular Guarantor end the Lender, dated as of December 1,1998 (Bach a "Security Agreement" and collectively referred to herein as "Security Agreements");

     f. the First Preferred Mortgages applicable to the Dual Carrier and the-Maggie D (all registered vessels) by and among a Guarantor and Lender, dated as of December 1, 1998 (each a "Ship Mortgage" and collectively referred to herein as the "Ship Mortgages");

     g. The Uniform Commercial Code Financing Statements (UCC-1) to be filed with the Mississippi Secretary of State and the Chancery Clerks of Hinds and Jackson County, Mississippi (the "Financing Statements");

     h. Uniform Commercial Code Search Requests (WCC-l l) prepared by the Mississippi Secretary of State dated December 10, 1998, the Chancery Clerks of Hinds County dated December 7,1998, and Jackson County, Mississippi dated December 9,1998; and

     i. such other documents and items as we have deemed necessary to render this opinion.

The Loan Agreement, the Escrow Agreement and the Paying Agent
Agreement are collectively referred to herein as the "Agreements." The Agreements, the Guaranties, the Security Agreements, the Ship
Mortgages and the Financing Statements are collectively referred to herein as the "Borrower Documents."

     As to various factual matters set forth herein, we have made certain assumptions as hereinafter set forth and relied upon the factual representations of the Borrower and Guarantors made in the Borrower Documents and officer certificates and filings with the Securities Exchange Commission, and upon certificates of public officials, which facts we have not independently verified.

     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals, and (iii) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of documents by Borrower and Guarantors and the validity and binding effect thereof upon Borrower and Guarantors).

     Based on the foregoing and subject to each of the assumptions, limitations, qualifications and restrictions set forth herein, we are of the opinion that:

          1. Borrower has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Mississippi with full power and authority to own its properties and conduct its business.

          2. Borrower has full power and authority to execute and deliver the Agreements and to carry out the terms thereof. The Agreements have been duly and validly authorized, executed and delivered, are in full force and effect and are the legal, valid and binding contracts of Borrower enforceable in accordance with their respective terms.

          3. The consummation of the transactions contemplated by the Agreements and the carrying out of the terms thereof will not, in any material respect, result in violation of any provisions of the articles of incorporation or bylaws of Borrower or, to the best of our knowledge based on reasonable inquiry of the Borrower, result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Borrower is a party or by which it or its property is bound.

          4. To the best of our knowledge based on reasonable inquiry of the Borrower, there are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, to which Borrower is or may become a party or of which any property of Borrower is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Borrower which, if determined adversely to Borrower, would have a material adverse effect on the financial position or results of operations of Borrower.

          5.To the best of our knowledge based on reasonable inquiry of the Borrower, there are no legal or governmental proceedings pending, threatened or contemplated, wherein an unfavorable decision, ruling or finding would adversely affect the validity of or security for the Agreements or the transactions contemplated thereby.

          6. Each Guarantor has full power and authority to execute and deliver each Guaranty, Security Agreement and Ship Mortgage executed by such Guarantor and to carry out the terms thereof. Each Guaranty, Security Agreement and Ship Mortgage has been duly and validly authorized, executed and delivered, is in full force and effect and is the legal, valid and binding contract of such Guarantor enforceable in accordance with their respective terms.

          7. To the best of our knowledge after reasonable inquiry of the Guarantors, the consummation of the transactions contemplated by each Guaranty, Security Agreement and Ship Mortgage and the carrying out of the terms thereof will not, in any material respect, result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which any Guarantor is a party or by which it or its property is bound.

          8. To the best of our knowledge based on reasonable inquiry of the Guarantors, there are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated to which any Guarantor is or may become a party or of which any property of any Guarantor is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by each Guarantor which, if determined adversely to any Guarantor, would have a material adverse effect on the financial position or results of operations of any Guarantor.

          9. The Financing Statements identified in item (g) above have been filed in the noted jurisdictions. These filings are sufficient to perfect a security interest in the described personal property (other than the vessels described in the Ship Mortgages) to the extent that (i) a security interest may be perfected by filing a financing statement in the State of Mississippi, (ii) the Guarantors own the described personal property, and (iii) the described personal property is located in the described jurisdictions. Subject to these limitations, such security interest has been properly perfected and is subject to no prior liens or encumbrances.

          10. The Ship Mortgages are in proper form for execution and recording in the official vessel records of the United States Coast Guard National Vessel Documentation Center and when so recorded will be effective to create in favor of Lender a valid and enforceable lien and mortgage on the vessel described therein.

          11. The provisions of the Loan Agreement and the Security Agreements are effective to create a security interest in favor of Lender in all of Borrower's and Guarantor's right, title and interest in and to the Collateral (other than the vessels described in the Ship
     Mortgages) and all proceeds thereof.

          12. Fraudulent Conveyance. Generally, under both the laws of the state of Mississippi and the U.S. Bankruptcy Code, a transfer may be deemed fraudulent and avoidable when made (i) with actual intent to hinder, delay or defraud creditors, or (ii) for less than "reasonably equivalent value"' and the transferor is or thereby becomes insolvent, was engaged or is about to engage in business with unreasonably small capital or assets, or intended to incur or believed he would incur debts beyond his ability to repay; or (iii) to an insider to repay an antecedent debt. See Bankruptcy Code Paragraph 548(a); Miss. Code Ann., Paragraph Paragraph 153-3, 5.

          The term "reasonably equivalent value" is not specifically defined in the Bankruptcy Code. The term "consideration deemed valuable in law" is not specifically defined in the Mississippi Code. With respect to the inter-company transfers by and among Borrower and the Guarantors, the grant of security interests from the Guarantors to the Lender and the execution and delivery of the Guaranties from the Guarantors to the Lender (the "Actions"), we have assumed as to factual matters that (i) the Borrower and Guarantors acted without any intent to hinder, delay, or defraud any current or future creditor of the Borrower; (ii) the Borrower and Guarantors were not insolvent or did not become insolvent as a result of the Actions; (iii) the Borrower and Guarantors were not engaged and were not about to engage in any business or transaction for which any property remaining was an unreasonably small capital or for which the remaining assets were unreasonably small in relation to the business of the Borrower and\or Guarantors or the transaction; (iv) the Borrower and Guarantors did not intend to incur, and did not believe or reasonably should not have believed that they would incur debts beyond their ability to pay as they become due; (v) the consideration paid for the personal property is equivalent to the fair market value of the personal property transferred by and among the Borrower and the Guarantors; and (vi) the transfer of the personal property to the Guarantors was not made by Borrower to repay an antecedent debt owed by Borrower to the Guarantors. With regard to these assumptions, we have relied upon an officer's certificate from the Borrower and the Guarantors.

          Based upon the foregoing, we believe that, if either
     Guarantor were to become a debtor under the Bankruptcy Code, in a properly argued and presented case, a court would not order, at the petition of a creditor of or a trustee in bankruptcy for such Guarantor, the
------------
[Superscript]1 The Bankruptcy Code uses the phrase "reasonably equivalent value." The Mississippi statute uses the phrase
"consideration deemed valuable in law."

avoidance of such transfers on the basis that such transfers constituted fraudulent conveyance.
------------
     The opinions rendered herein are subject to the following additional assumptions and qualifications:

     A. Except as expressly set forth herein, we have made no examination of, and express no opinion as to, matters of title or priority with respect to any personal property covered by the Borrower Documents or any mortgage, lien, or security interest therein.

     B. The opinions expressed herein are expressly subject to: (i) the effect of any applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws now or hereinafter in effect relating to or limiting the rights of creditors generally, including but not limited to, those laws involving or applicable to preferences, fraudulent transfers and obligations or equitable subordination, whether predicated upon lack of fair value, lack of adequate consideration or otherwise, (ii) general principles of equity, commercial reasonableness, conscionability, and public policy, whether the effect of such principles is considered in a proceeding in equity or at law, and the discretion of the court before which any such proceeding therefor may be brought. Except to the extent set forth in paragraph 12 above, we express no opinion regarding such laws and principles except to point out that they may adversely affect not only the enforceability but the validity of the Borrower Documents and transactions contemplated thereby.

     C. Certain rights, remedies and waivers contained in the Borrower Documents may be limited or rendered ineffective by applicable laws or judicial decisions, however, such laws and judicial decisions do not make the remedies afforded by the Borrower Documents inadequate for the practical realization of the material benefits purported to be provided thereby.

     D. As represented in the Loan Agreement by Lender, we have assumed that the Lender is not subject to the Finance Company Privilege Tax Law as to this Loan or the Small Loan Privilege Tax Law or the Small Loan Regulatory Law; all of the State of Mississippi. We express no opinion as to the applicability of such laws. Failure to comply with the laws may result in a lender being denied access to the courts of Mississippi for the purposes of collecting and enforcing indebtedness.

     E. We express no opinion as to actions necessary to continue the perfection of a security interest.

     F. We have assumed that each party to the Borrower Documents (other than the Borrower and the Guarantor) are validly existing and in good standing under the laws of the jurisdiction of its organization, and, if organized in a state other than Mississippi, is duly authorized to do business in Mississippi, has all requisite power and authority to enter into the Borrower Documents and other documents and to perform and observe the terms and conditions of such documents which are required to be performed or observed by it or them.

     G. These opinions are based solely on the laws of the State of Mississippi and we do not express any opinion as to the laws of any other jurisdiction. We have assumed for the purposes of rendering the opinions expressed herein that the Borrower Documents are governed by Mississippi law, notwithstanding that the Borrower Documents may purport to be governed by the law of another state, as the case may be. The law covered by our opinions consists of the statutes, the judicial and administrative decisions, and the rules and regulations of agencies of the State of Mississippi. The law covered by our opinions does not include the statutes or ordinances, the administrative decisions, or the rules or regulations of counties, towns, municipalities, or political subdivisions (whether created or enabled at the state or regional level), or judicial decisions to the extent that they deal with any of the foregoing.

     H. These opinions are given solely to you in connection with this transaction and may not be relied upon by any other person other than your assignees and counsel or in connection with any other transaction.

     I. Except for any such opinions expressly stated above, we express no opinion (and nothing in this letter should be construed as implying any such opinion) with respect to the effect of any state or federal securities, margin lending, pension benefit, trade regulation, antitrust, fiduciary, tax, intellectual property, labor, or banking laws or regulations which may be applicable to any of the transactions contemplated by the Borrower Documents.

     J. We undertake no obligation to revise or supplement these opinions should any law in effect be changed by legislative action, judicial decision, or otherwise.

     K. The opinions expressed herein do not create or establish an attorney-client relationship between this law firm, or any of its attorneys and the addressees, and any such relationship is expressly disavowed.

                                   Very truly yours,

                                   WATKINS & EAGER PLLC

                                         Exhibit D to Loan Agreement

                FORM OF OPINION OF COUNSEL TO ISSUER

[HOLCOMB DUNBAR LETTERHEAD]

                          December 17, 1998

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN 55437

Mississippi Business Finance Corporation
550 High Street
13th Floor, Sillers Building
Jackson, Mississippi 39201

National City Bank of Minneapolis
651 Nicollet Mall
Minneapolis, MN 55402

Watkins & Eager, PLLC
Attorneys and Counselors at Law
400 East Capitol, Suite 300
Jackson, Mississippi 39201

Friede Goldman International, Inc.
Bank of Mississippi Building
525 East Capitol Street, Suite 402
Jackson, Mississippi 39201

RE:  $18,000,000 Maximum Aggregate Principal Amount Mississippi
     Business Finance Corporation Taxable Industrial Development
     Revenue Bond, Series 1998 (Friede Goldman International Inc.
     Project)

Ladies and Gentlemen:

     We have acted as counsel to Mississippi Business Finance Corporation (the "MBFC" or "Issuer") in connection with the issuance and sale of $18,00,000 maximum aggregate principal amount of its Taxable Industrial Development Revenue Bond. Series 1998 (Friede Goldman International Inc. Project) to be issued as of December 1, 199S, (the "Bond"). The Bond is being issued under and pursuant to a Loan Agreement dated as of December 1, 1998 (the "Loan Agreement") among MBFC, Friede Goldman International Inc., a Mississippi corporation ("FGII"), and GE Capital Public Finance, Inc., a Delaware corporation ("GE"). as Lender (the "Lender"), and under and pursuant to resolutions adopted by the Board of Directors of MBFC on September 25, 1997, March 18, 1998, and November 18, 1998 (the "Resolutions"). The Bond is being sold to GE under and pursuant to the Loan Agreement. The Loan Agreement. the Escrow Agreement dated December 1, 1998 ("Escrow Agreement") among GE, MBFC, FGII and National City Bank of Minneapolis, a national banking association ("National" ). the Paying Agent Agreement dated December 1. 1998 ("Paying Agent Agreement") among GE. MBFC. FGII and National, and the Promissory Note dated as of today's date (the "Note") from FGII to the Issuer collectively comprise the "issuer Documents."

     Capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

     We have examined. among other things. the Bonds, the Issuer
Documents, and the proceedings of the Issuer authorizing the Bonds and the Issuer documents.

     Based on the foregoing, and subject to the exceptions and limitations set forth below, we are of the opinion that:

     1.   The Issuer is a public corporation of the State.

     2. The Issuer has lawful authority to undertake the permanent financing of the Project, to execute and deliver and to perform its respective obligations under the Issuer
          Documents, and to issue, sell and deliver the Bonds.

     3. All resolutions adopted by the Issuer's Board of Directors relating to the Bonds and the Project have been duly and validly adopted by the Issuer's Board of Directors and are in full force and effect.

     4. The Issuer Documents and the Bonds have each been duly authorized, executed and delivered by the Issuer, and each constitutes a legal. valid and binding obligation of the Issuer enforceable against the Issuer in accordance with their respective terms, except insofar as the enforcement thereof may be limited by any applicable bankruptcy, moratorium or other similar laws relating to the enforcement of the creditors" rights generally. However. we render no opinion as to the enforceability of Article XII of the Loan Agreement concerning the benefits under the Act. Further, we express no opinion as to the enforceability of (a) provisions which purport to confer self-help remedies or equitable remedies, such as specific performance and injunctive relief, (b) provisions that purport to establish evidentiary standards for suits or proceedings. (c) provisions for waivers in advance by any party, or (d) provisions regarding consent to jurisdiction or venue.

     5. The execution and delivery by the Issuer of the Issuer Documents and the Bonds. and the performance by the Issuer of its obligations in respect thereof, do not result in any violation of the provisions of the Constitution or laws of the State. nor to our knowledge do these actions conflict with or result in any breach of any of the provisions of. or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it or any of its property is or may be bound.

     6. There is no action, suit. proceeding or investigation at law or in equity before or by any court, public board or body pending or, to our knowledge, threatened against or affecting the Issuer wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by' or the validity of, the Issuer Documents, the Bonds or any other agreement or instrument to which the Issuer is a party and which is used, or contemplated for use, in consummation of the transactions contemplated in the Indenture or the Agreement.

     7. No further authorization, approval, consent or other order of any governmental authority or agency is required for the valid authorization. execution and delivery of the Issuer Documents and the Bonds.

     Whenever our opinion herein with respect to the existence or absence of facts is indicated to be "to our knowledge", or "known to us" or similar words. it is intended to signify that during the course of our representation of the Issuer, no information has come to our attention which would give us actual knowledge contrary to such statement. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Issuer.

     We do not hold ourselves out as expects on, or express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of Mississippi and applicable federal law of the United States. This opinion is being furnished to the addressees for their use. No other use or distribution of this opinion or any part thereof may be made without our prior written consent.

     This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

                                   Sincerely yours.

                                   HOLCOLM DUNBAR
                                   A Professional Association

                                     Exhibit E to the Loan Agreement

                   FORM OF OPINION OF BOND COUNSEL

                       As of December 1, 1998

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN 55437

Mississippi Business Finance Corporation
550 High Street
13th Floor, Sillers Building
Jackson, Mississippi 39201

National City Bank of Minneapolis
651 Nicollet Mall
Minneapolis, MN 55402

RE:  $18,000,000 Maximum Aggregate Principal Amount Mississippi
     Business Finance Corporation Taxable Industrial Development
     Revenue Bond, Series 1998 (Friede Goldman International Inc.
     Project)

Ladies and Gentlemen:

     We have examined the record of proceedings relating to the issuance by Mississippi Business Finance Corporation ("MBFC"), a public corporation of the State of Mississippi (the "State"), of $18,000,000 maximum aggregate principal amount of its Taxable Industrial Development Revenue

Bond, Series 1998 (Friede Goldman International Inc. Project) to be issued as of December 1,1998, (the "Bond").

     The Bond is issued under and pursuant to Title 57, Chapter 10, Articles 7 and 11 of the Mississippi Code of 1972, as amended (the "Act"), and under and pursuant to a Loan Agreement dated as of December 1,1998 (the "Loan Agreement") among MBFC, Friede Goldman International Inc., a Mississippi corporation ("FGII") and GE Capital Public Finance, Inc., a Delaware corporation ("GE"), as Lender (the "Lender"), and under and pursuant to resolutions adopted by the Board of Directors of MBFC on September 25, 1997, March 18, 1998, and November 18, 1998 (the "Resolutions").

     The Bond is dated December 1,1998, and matures on the date and in the maximum aggregate principal amount as set forth in the Bond and the Loan Agreement. The Bond bears interest at the rate as set forth in the Bond and the Loan Agreement, and such interest is payable on the dates as set forth in the Bond and the Loan Agreement. The Bond is subject to redemption prior to maturity in the manner and upon the terms and conditions as set forth in the Bond and the Loan Agreement. The Bond is issued without coupons in denominations as set forth in the Loan Agreement and is not subject to transfer or exchange except as provided in the Loan Agreement.

     The Bond is being issued to loan the proceeds thereof to FGII to finance the Acquisition Costs of the Project (as defined in the Loan Agreement) in order to promote, among other things, employment opportunities in the State. Pursuant to the Loan Agreement, FGII is obligated to make loan payments sufficient, among other things, to pay the principal of, redemption premium, if any, and interest on the Bond as the same shall become due and, in connection therewith, has delivered its promissory note (the "Note") to the Issuer. All right, title and interest of MBFC in and to the Loan Agreement and the Note have been assigned by MBFC to the Lender pursuant to the Loan Agreement.

     The Bond is being sold to GE under and pursuant to the Loan Agreement. The Loan Agreement, the Escrow Agreement dated December 1, 1998 ("Escrow Agreement") among GE, MBFC, FGII and National City Bank of Minneapolis, a national banking association ("National") and the Paying Agent Agreement dated December 1,1998 ("Paving Agent Agreement") among GE, MBFC, FGII and National collectively comprise the "Issuer Documents."

     We are of the opinion that:

     1.   MBFC is a public corporation of the State.

     2. MBFC has the right and power to authorize, execute and deliver the Issuer Documents, and the Issuer Documents have been duly authorized, executed and delivered by MBFC and constitute legal, valid and binding agreements of MBFC enforceable in accordance with their terms.

     3. MBFC is duly authorized and entitled to issue the Bond, and the Bond has been duly and validly authorized and issued in accordance with the Constitution and statutes of the State, including the Act and the Resolution. The Bond is a legal, valid and binding limited obligation of MBFC enforceable in accordance with its terms and the terms of the Loan Agreement and is entitled to the benefits of the Loan Agreement, the Act and the Resolution. The Bond is secured, to the extent provided in the Loan Agreement, solely by a pledge of MBFC's right, title and interest in, to and under the Loan Agreement and amounts paid pursuant to the Note and proceeds of the Bond and the investment earnings thereon, if any.

     4. The Loan Agreement and Escrow Agreement are exempt from the qualification requirement of the Trust Indenture Act of 1939, as amended (the " 1939 Act") and the Bond may therefore be sold without qualification of the Indenture under the 1939 Act.

     We have examined the executed Bond and, in our opinion, the form of the Bond and its execution are regular and proper.

     It is to be understood that interest on the Bond should be treated as includable in gross income of the holder thereof for federal income tax purposes.

     The opinions contained in Paragraphs 2 and 3 above are qualified to the extent that the enforceability of the Issuer Documents and the Bond, respectively, may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or as to the availability of any particular remedy.

     In connection with the delivery of this opinion letter, we have assumed and we are not passing upon the due authorization, execution and delivery of the Loan Agreement, the Note, the Escrow Agreement, or the Paying Agent Agreement by, nor the binding effect upon or enforceability against, FGII and GE, respectively. We understand that various opinions with respect to such matters are being rendered this day by other counsel.

     The foregoing opinions are limited to the laws of the State of Mississippi and the federal laws of the United States of America. We express no opinion as to matters governed by the laws of any other state. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

     The opinions expressed herein are rendered as of the date hereof, may be relied upon only by you and shall not be otherwise used, circulated or quoted.

     This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty nor is it a warranty that a court or administrative agency considering such matters would not rule in a manner contrary to the opinions set forth above.

                                        Sincerely yours,

                                         Exhibit F to Loan Agreement

                            FORM OF BOND

$18,000,000 Taxable Industrial Development Revenue Bond, Series 1998
             (Friede Goldman International Inc Project)


No.: R-1                                                 $18,000,000

Maturity Date                                          Interest Rate
December 17,2008                                               7.99%

     Mississippi Business Finance Corporation, a public body and political subdivision duly created and validly existing under the laws of the State of Mississippi (hereafter referred to as "Issuer"), for value received, hereby promises to pay GE Capital Public Finance, Inc., 8400 Normandale Lake Boulevard, Suite 470, Minneapolis, Minnesota 55437, or to registered assigns, but solely from the Loan Payments hereinafter described, the principal sum of

                      EIGHTEEN MILLION DOLLARS

in any coin or currency of the United States of America which on the date of payment thereof is the legal tender for the payment of public and private debts, and to pay, solely from such Loan Payments, in like coin and currency, interest on the principal sum from the date hereof, such interest to be at the rates, and all such payments of interest, principal or interest and principal to be payable at the time and place, in the amounts and in accordance with the terms set forth in that certain Loan Agreement dated as of December 1, 1998 (the "Loan Agreement") among Issuer, GE Capital Public Finance, Inc. and Friede Goldman International Inc. ("Borrower") in accordance with the attached "Payment Schedule". All terms used herein in capitalized form and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

     This Bond is payable as to principal and prepayment premium, if any, solely from Loan Payments to be made by Borrower and is secured by, among other things, a lien on the Collateral financed pursuant to the Loan Agreement.

     This Bond shall not represent or constitute a debt or pledge of the faith and credit of Issuer, and this Bond is payable solely from the revenues pledged therefor pursuant to the Loan Agreement, and no moneys of Issuer raised by taxation shall be obligated or pledged for the payment of Loan Payments or any other amounts due under this Bond.

     This Bond is subject to prepayment upon the terms and conditions set forth in the Loan Agreement.

     It is hereby certified, recited and declared that all acts, conditions and things required to exist to happen and to be performed precedent to and in the issuance of this Bond exist, have happened and have been performed in regular and due form and time as required by the Constitution and laws of the State of Mississippi applicable thereto end that the issuance of this Bonds in fully compliance with all Constitutional and statutory limitations, provisions and restrictions.

     IN WITNESS WHEREOF, the Issuer has caused this Bond to be signed in its name and on its behalf by the manual or facsimile signature of its Executive Director and its seal or a facsimile thereof to be impressed, imprinted or otherwise reproduced hereon and attested by the manual or facsimile signature of its Secretary as of the _ day of December, 1998.

                    MIISSISSIPPI BUSINESS FINANCE CORPORATION

                    By:________________________
                    Executive Director

ATTEST:


_________________________
Secretary